ASSET PURCHASE AGREEMENT


                             BETWEEN


                       SYCOM SERVICES, INC.

                               AND

           PERFORMANCE ENGINEERING INTERNATIONAL CORP.










                    Dated as of June 30, 1997

                     ASSET PURCHASE AGREEMENT


     This ASSET PURCHASE AGREEMENT (the "Agreement"), is effective as of June 30, 1997 (the "Effective Date"), between SyCom Services, Inc., a Delaware corporation ("Seller"), Performance Engineering
International Corp., a Maryland corporation ("Buyer").


                             RECITALS

     R-1. Seller has developed and owns certain computer software products more fully described in Article I, which can be used in manufacturing processes (the "Software Products").

     R-2. Seller desires to sell and Buyer desires to purchase the Software Products and certain of Seller's equipment for the purpose of continuing to develop the Software Products and the business associated with the Software Products based on the terms and set forth in this Agreement.

     R-3. To induce Seller to enter into this Agreement, Buyer has agreed to perform certain obligations related to the purchase and sale of the Software Products.

     NOW, THEREFORE, in consideration of the foregoing recitals which are incorporated and made a part of this Agreement and the representations, warranties, and agreements contained herein, the parties agree as follows:


                            ARTICLE I
                           DEFINITIONS

     1.1  Definitions.   The following terms, as used herein, have
the following meanings:

     "Affiliate" means as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including with its correlation meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

     "Assumed Liabilities" has the meaning set forth in Section
2.2.

     "Books and Records" mean those books and records (or copies thereof), including computerized records and any associated software and documentation, relating to the Software Products including, without limitation, books and records relating to or containing production data, manufacturing and quality control information, engineering changes, sales or marketing information or materials (excluding those materials which refer to Hadron, Inc. or SyCom Services, Inc.), customer lists and information.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Baltimore, Maryland are authorized or required by law to close. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

     "Collateral Material" means all enhancements, modifications, program interfaces, current and archival versions of patches and bug fixes, flow charts, input/output formats, drawings, specifications, user's manuals and technical and other documentation, instructions, designs, models, data and algorithms, in whatever form, relating to the Software Products.

     "Effective Date" means June 30, 1997.

     "Equipment" means the equipment set forth in Schedule 2.1(d).

     "Government" means any federal, state, local or foreign government, authority, agency, department, bureau, commission, court or other body, officer, instrumentality or entity, and any arbitrator with authority to bind a party at law.

     "Intellectual Property Rights" means the pending application for a "HeaTreat" trade mark and the copyrights in the Software
Products and the Collateral Material.

     "Knowledge of Seller" means the actual knowledge of the officers and directors of the Seller and does not mean the knowledge of the Transferred Employees.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Seller shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement or security interest relating to such asset.

     "Marketing Agreement" means the Agreement attached hereto as Exhibit D.

     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Purchase Price" has the meaning set forth in Section 2.3.

     "Purchased Assets" has the meaning set forth in Section 2.1.

     "Software Products" means current object code and source code versions (as of the Effective Date) of HeaTreaT, HeaTreaT Pro and HeaTreaT Lite currently developed and owned, or being developed by Seller and licensed or proposed to be licensed by Seller, regardless of what platform or operating system upon which it functions.

     "Software Products License" means a license pursuant to which an end user receives object code of any of the Software Products such that the end user can manipulate data using a particular application but cannot change the application or develop new applications.

     "Software Products Licensing Revenues" means licensing fees for the Software Products, to be paid to Buyer by its licensees, exclusive of taxes, shipping and handling, discounts and credits.


     "Sublease" means the Sublease set forth in Exhibit C.

     "Tax" means any fee (including license, filing and registration fees), tax (including any income, value-added, gross receipts, franchise, sales, use or real, personal, tangible or intangible property tax), interest equalization or stamp tax, assessment, levy, impost, duty, charge or withholding of any kind or nature whatsoever, imposed or assessed by any Government, together with any penalty, fine or interest thereon.

     "Transaction Agreements" means this Agreement; the Notes required under Section 2.3; the Sublease required under Section
5.3; the Software Agreement referenced in Section 2.1; the
Marketing Agreement as required under section 5.6.

     "Transferred Employees" has the meaning set forth in Section
6.1.

                            ARTICLE II
                   PURCHASE AND SALE OF ASSETS

     2.1 Purchased Assets. Seller hereby sells to Buyer and Buyer hereby purchases and assumes from Seller, for the consideration set forth in Section 2.3 of this Agreement, all of Seller's right, title and interest in and to the following assets, properties and rights (the "Purchased Assets"):

     (a) the Software Products excluding, however, the rights retained by Seller pursuant to the Software Agreement substantially in the form attached hereto as Exhibit B;
     (b) the Collateral Material excluding, however, the rights retained by Seller pursuant to the Software Agreement substantially in the form attached hereto as Exhibit B;
     (c)  the Intellectual Property Rights;
     (d)  the Equipment and telephone numbers listed in Schedule
2.1(d);
     (e)  a copy of the Books and Records;
     (f) all contracts, purchase orders and rights related to outstanding proposals with respect to the Software Products (the "Contracts") set forth in Schedule 2.1(f).
     (g) the right to receive Software Products Licensing Revenues which become due and payable after the Effective Date.

     2.2 Assumed Liabilities. Buyer hereby assumes and agrees to pay, discharge or perform, as appropriate, all liabilities and obligations of Seller to be paid, discharged or performed relating to the Contracts on and after the Effective
Date.

     2.3  Purchase Price.   Concurrently with the execution of this
Agreement, the Buyer shall deliver to the Seller the following consideration for the Purchased Assets (the "Purchase Price"):

     (a) ten percent (10%) of shares of the Buyer's authorized stock (Seller's 10% Interest");

      (b) two promissory notes as follows (collectively, the "Notes"):

          (1) a promissory note in the original principal amount of Two Million dollars ($2,000,000.00) in substantially the form attached hereto as Exhibit A1 (the "Primary Note"), which Primary Note shall be free of interest for the first two years after which time, interest shall accrue; provided however, if the principal balance of the Primary Note shall be paid in full by June 30, 2000, then Seller shall forgive any accrued interest. The Primary Note shall be secured by the Software Products; and

          (2) a promissory note in the original principal amount of $38,393.00 in substantially the form attached hereto as Exhibit A2 (the "Equipment Note"), which Equipment Note shall be interest free for the first two years after which time, interest shall accrue; provided however, if the principal balance of the Equipment Note shall be paid in full by June 30, 2000, then Seller shall forgive any accrued interest. The Equipment Note shall be secured by the Equipment.

     2.4  Security Agreement.   Buyer hereby grants to Seller a
first-priority security interest in the Equipment, Software Products, Collateral Material and Intellectual Property Rights together with all updates, enhancements and derivative works now existing or hereinafter developed or acquired and all present and future accounts relating thereto (to include serving said accounts), to secure the payment of the Purchase Price pursuant to this Agreement. Buyer agrees to execute such documents as Seller shall reasonably request including, without limitation, any financing statements required to perfect Seller's security interest and agrees not to further encumber the Software Products with any Lien. Buyer agrees to notify Seller upon its filing of any copyright registrations for the Software Products or any updates, enhancements and derivative works thereof.

                           ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer the following:

     3.1 Organization; Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has corporate power and authority to own all of its properties and assets and to carry out its business as it is presently being conducted.

     3.2 Authority Relative to this Agreement. Seller has corporate power and authority to execute and deliver the Transaction Agreements. The execution and delivery of the Transaction Agreements have been duly authorized by Seller and no other corporate proceedings on the part of Seller are necessary with respect hereto or thereto. Assuming that Buyer has duly authorized the execution and delivery of each Transaction Agreement, each Transaction Agreement to be executed by Seller constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms except as the same may be limited by
(i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or
(ii) general principles of equity, whether considered in a proceeding in equity or at law.

     3.3 Consents and Approvals. Seller is not required to make any filing with, or to obtain any permit, authorization, consent, waiver or approval of any Government as a condition to the execution and delivery by Seller of any Transaction Agreement or the lawful consummation of the transactions contemplated hereby or thereby.

     3.4  Non-Contravention.   The execution and delivery by Seller
of this Agreement does not, and the consummation of the transactions contemplated hereby, will not (i) violate or result in a breach of any provision of the Seller's Articles of Incorporation or Bylaws, (ii) result in a default, or give rise to any right of termination, cancellation or acceleration (whether immediately or after the giving of notice or the passage of time, or both), under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any of the Purchased Assets may be bound, or
(iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Purchased Assets.

     3.5  Software Products.

     (a) To the Knowledge of the Seller, all right, title and interest in and to the Software Products including the Intellectual Property Rights are owned by Seller, free and clear of all liens, claims, charges or encumbrances, except Seller's security interest provided in this Agreement. Seller's interests in the Software Products and the Intellectual Property Rights are fully transferable and will transfer to Buyer as of the date hereof. To the Knowledge of the Seller, Seller owns the exclusive right to use, sell, license or dispose of the Software Products and the Intellectual Property Rights, other than such rights which have been granted pursuant to software license agreements.

     (b)  To the Knowledge of Seller, all such Intellectual
Property rights are in full force and effect.

     3.6  Title to and Condition of Certain Property.   Seller
hereby transfers to Buyer, good and marketable title to, or a valid leasehold interest pursuant to a lease in, all of the Equipment which is a part of the Purchased Assets free and clear of any liens, charges, pledges, mortgages, restrictions, security interests, claims or other encumbrances. The Equipment is transferred "as is."



                            ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller the following:

     4.1 Organization; Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Maryland and has corporate power and authority to own all of its properties and assets and carry on its business as it is presently being conducted. Buyer is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in those jurisdictions where the failure to be duly qualified and in good standing would not have a material adverse effect on such corporations or the businesses conducted by it, considered as a whole.

     4.2 Authority Relative to this Agreement. Buyer has corporate power and authority to execute and deliver the Transaction Agreements and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of the Transaction Agreements, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Buyer and no other corporate proceedings on the part of Buyer are necessary with respect hereto. Assuming that Seller has duly authorized the execution and delivery of the Transaction Agreements, the Transaction Agreements to be executed by Buyer constitute the valid and binding obligation of Buyer, enforceable in accordance with its terms except as the same may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

     4.3 Consents and Approvals. There is no requirement applicable to Buyer to make any filing with, or to obtain any permit, authorization, consent, waiver or approval of any public body as a condition to the execution and delivery by Buyer of this Agreement or the lawful consummation of the transactions contemplated by this Agreement. There is no requirement that any party to any material contract, instrument or other agreement or commitment to which the Buyer is a party or by which it is bound consent to the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement.

     4.4 Non-Contravention. The execution and delivery by Buyer of this Agreement does not, and the consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, result in or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the cancellation or unilateral modification or amendment of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Buyer under any of the terms, conditions or provisions of (i) the Articles of Incorporation or Bylaws of Buyer, (ii) any note, bond, mortgage, indenture, deed of trust, license, agreement, lease or other instrument, obligation or arrangement to which Buyer is a party or to which Buyer or any of its assets may be subject, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been or will be obtained by Buyer prior to the Effective Date or the obtaining of which has been waived by Seller, or (iii) any order, writ, judgment, injunction, decree, award, ruling, statute, rule or regulation applicable to Buyer or any of its assets or the business conducted by Buyer.

     4.5 Finders. No broker, finder or investment banker is entitled to any fee or commission from Buyer for services rendered on behalf of Buyer in connection with the transactions contemplated by this Agreement.

     4.6       No Knowledge of Breach.  None of the Transferred
Employees have knowledge of any misrepresentation or breach of any representation or warranty of Seller contained herein or in any of the Transaction Agreements or of any facts or circumstances constituting such a misrepresentation or breach.

     4.7 Capital. Buyer intends to raise sufficient capital to finance the Buyer and the development of the Software Products so as to be able to make the scheduled payments on the Notes and so as to make the Buyer independent financially.


                            ARTICLE V
                      ADDITIONAL AGREEMENTS

     5.1 Taxes and Recording Fees. All sales and transfer taxes and fees (including filing fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby will be borne by Buyer. Buyer will file all necessary tax returns and other documents required to be filed with respect to all such taxes and filing fees. Seller will cooperate with Buyer to the extent necessary to enable it to make such filings and join in the execution of any tax returns or other documents as may be necessary to enable Buyer to comply with the provisions of this Section.

     5.2 Allocation of Purchase Price. The values assigned to the various assets which constitute the Purchased Assets are as follows: a) Software Products and Collateral Material: $2,000,000;
b) Equipment: $38,393.00. Seller and Buyer agree that the values set forth in this Section were separately established as a result of good faith bargaining and that in reporting the transactions contemplated by this Agreement to the Internal Revenue Service, as is required by Section 1060 of the Internal Revenue Code, they will cooperate with each other in meeting the requirements of the Internal Revenue Code and the regulations promulgated thereunder.

     5.3 Use of Seller's Office Space By Buyer. For a period of two years after the Effective date, Seller shall sublease to Buyer, a portion of Seller's office space more specifically described in the Sublease for the consideration and on the terms and conditions set forth in the Sublease attached hereto as Exhibit C. The Sublease shall grant Buyer the limited right to use common areas and certain equipment, and the limited services of the Seller's receptionist.

     5.4 Updates to Software Products. Buyer agrees to provide to Seller, free of charge, "Maintenance Modifications" and "PEI
Software" as those terms are defined in the Software Agreement attached hereto as Exhibit B.

     5.5 Buyer's Use of Seller's Internet Access. As more fully set forth in the Marketing Agreement attached hereto as Exhibit D, for a period of two (2) years after the Effective Date, Seller shall host on Seller's Internet home pages information regarding the Buyer and the Software Products as reasonably requested by, and provided by, the Buyer, and shall permit Buyer to use Seller's Internet address to receive Internet mail.

     5.6 Seller's Marketing Assistance. For a period of two (2) years after the Effective Date, the Seller shall permit Buyer the nonexclusive and limited right to identify itself with Seller and Seller's parent corporation, pursuant to the Marketing Agreement attached hereto as Exhibit D.

     5.7   Settlement of Certain Accounts Receivable Issues.
Seller shall be entitled to the proceeds of all accounts receivable that arise from Seller's performance related to the Purchased Assets prior to the Effective Date. In the event that the Buyer receives payment in respect of any such accounts receivable, the Buyer shall hold such amounts in trust for Seller and shall promptly pay such amounts to Seller.

     5.8  Materials Received After the Effective Date.  After the
Effective Date, Seller promptly shall deliver to Buyer all mail, telegrams and other communications it receives relating to the Purchased Assets.

     5.9 Retention of Records. For a period of five years after the Effective Date, the parties shall retain their records relating to the Purchased Assets or the Assumed Liabilities. After such five-year period, each party shall provide not less than 45 nor more than 90 days prior written notice to the other party of any proposed destruction or disposition of any such records. If the recipient of such notice desires to obtain any of the documents to be destroyed or disposed of, it may do so by notifying the sender of such notice, in writing, at any time prior to the scheduled date for such destruction or disposal. The notice must specify the documents which the requesting party wishes to obtain. The parties shall then promptly arrange for the delivery of such documents.
All out-of-pocket costs associated with the delivery of the requested documents shall be paid by the requesting party.

     5.10 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses.

     5.11 Public Announcements. The parties will consult with one another before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and will not issue any such press release or make any such public statement without the written consent of the other; provided, however, that Buyer or Seller may make such disclosure as it determines, in its sole discretion, is required by law.

     5.12 Non-competition Covenants. Pursuant to the Software Agreement, Seller will retain the right for itself and its Affiliates, to use the Software Products in providing consulting services, or process management services, worldwide, for both commercial and governmental customers.

     (a) As of the Effective Date and for a period of five (5) years thereafter, Buyer and its affiliates shall sell or license the Software Products only to end-users. Buyer and its affiliates shall not grant any license to any person or entity which would allow that person or entity to utilize the Software Products to compete, either directly or indirectly, with Seller. Buyer retains the right to provide services to commercial enterprises even if those services compete, either directly or indirectly, with Seller, but Buyer agrees not to compete with Seller in providing services to Government contractors or state or federal Governments for a period of five (5) years following the Effective Date, unless Buyer has obtained the prior written approval of Seller.

     (b) To protect its rights under the prior section, Seller shall be a third party beneficiary to any of Buyer's Software Products license agreements and shall have the right to enforce any of Buyer's license agreements or copyrights if any end-user violates the license or copyright and uses the Software Products to compete with Seller. Buyer will include language in its license agreements that clearly sets forth Seller's right as a third party beneficiary to enforce the terms of license.

     (c) Buyer and Seller acknowledge and agree that the remedy at law for any breach of this Section 5.12 will be inadequate and that, in addition to any other relief available to it, the aggrieved party shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage. In the event the provisions of this Section 5.12 are deemed to exceed the limitation provided by applicable law, the parties agree that such provisions shall be reformed to set forth the maximum limitations permitted.

     5.13 Buyer's Due Diligence. As of the Effective Date, the Buyer agrees to use its best efforts to further develop the Software Products, to market the Software Products, to increase demand for the Software Products and to make the Software Products a financially successful line of business.

     (a) For a period of two years following the Effective Date, the Buyer agrees that, should the Buyer fail to achieve the goals set forth in the plan attached hereto as Schedule 5.13 ("Breach"), such Breach shall create an option ("Option") for the Seller to require the Buyer to transfer to the Seller all of the Buyer's right title and interest in the Software Products along with any updates or derivative works created based upon the Software Products, the Collateral Material, the Intellectual Property and the right to receive Software Products Licensing Revenue with respect to any existing contract (collectively, the "Collateral").


     (b) At any time after the Option is created until two years after the Effective Date, the Seller may exercise the Option after a Breach by providing the Buyer written notice that the Buyer must cure the Breach within sixty (60) days. If the Buyer cures the Breach, then the Option shall not be exercisable. If the Buyer does not cure the Default or the Breach within sixty (60) days from the date of the notice, then the Buyer shall deliver to the Seller the Collateral and an executed document assigning the Collateral to the Seller. Such transfer of the Collateral shall satisfy the obligations under the Note only to the extent of the value of the Collateral as of the date of the transfer. If Seller fails to exercise the Option within two years after the date of this Agreement, then the option shall cease to exist.

     (c) In the event that the Seller exercises the Option, the Buyer will indemnify, defend and hold Seller and Seller's shareholders, directors, officers, employees and agents, and the respective heirs, administrators, successors and assigns of each of the foregoing, harmless from any claim, damage, loss, liability, judgment, fine, penalty, assessment, settlement, cost or expense including, without limitation, reasonable expenses of investigation, reasonable attorneys' fees and other reasonable legal costs and expenses incident to any of the foregoing or to the enforcement of this Section, whether or not suit is brought or, if brought, whether or not such suit is successful in whole or in part arising out of or relating to, arising from or out of any the Collateral in which the principal event giving rise thereto occurred subsequent to the Effective Date and prior to the date the Buyer transfers the Collateral to the Seller or which result from or arise out of any action or inaction subsequent to the Effective Date of Buyer or any director, officer, employee or agent of Buyer.

     5.14 Additional Equity Contribution. For the first six months following the Effective Date, Seller shall contribute ($20,000) twenty thousand dollars of capital to Buyer on the first day of the month each month following the schedule set forth in Schedule 5.14 attached to this Agreement.

                            ARTICLE VI
                  EMPLOYEES AND EMPLOYEE MATTERS

     6.1  Transferred Employees.   Buyer will offer employment to
each of Seller's employees set forth on Schedule 6.1. Seller hereby consents to the Buyer offering employment to those employees set forth in Schedule 6.1. To the extent that such offers are accepted, each employee who, on the Effective Date, is a current employee of Seller and who is listed on Schedule 6.1, shall be deemed a "Transferred Employee" as of the Effective Date. Each Transferred Employee shall release Seller from any liability to such Transferred Employee for claims arising on or after the Effective Date.

     6.2 Worker's Compensation. Buyer will assume the responsibility for all worker's compensation claims made by Transferred Employees arising from events occurring on or after the Effective Date. Seller will retain the responsibility for all worker's compensation claims made by its employees or former employees (whether or not Transferred Employees) that arise from events that occur before the Effective Date.

     6.3 Other Employees. For a period of five years after the Effective Date, Buyer and Buyer's Affiliates shall not solicit the employees of Seller or Seller's Affiliates. For a period of five years after the Effective Date, Seller and Seller's Affiliates will not solicit the employees of the Buyer or Buyer's Affiliates.

                           ARTICLE VII
                            DELIVERIES

     7.1 Deliveries by Buyer. Concurrently with the execution of this Agreement, Buyer shall deliver to Seller the following:

          (a)  a certificate representing Seller's 10% Interest;

          (b)  the Notes;

          (c) a Software Agreement for the Software Products substantially in the form attached as Exhibit B;

     7.2 Deliveries by Seller. Concurrently with the execution of this Agreement, Seller shall deliver to Buyer the following:

          (a) possession of the Purchased Assets and such bills of sale and other documents as may be necessary to transfer all of Seller's right, title, and interest in and to the Purchased Assets to Buyer;

          (b) any assignments necessary to transfer all of Seller's right, title, and interest in and to the Purchased Assets to Buyer;

          (c)  the Sublease;

          (d)  the Marketing Agreement;

          (e) any other documents reasonably requested by the Buyer.

                           ARTICLE VIII
                         INDEMNIFICATION

     8.1 Indemnification by Buyer. Buyer will indemnify and hold Seller and Seller's shareholders, directors, officers, employees and agents, and the respective heirs, administrators, successors and assigns of each of the foregoing, harmless from any damage, loss, liability, judgment, fine, penalty, assessment, settlement, cost or expense including, without limitation, reasonable expenses of investigation, reasonable attorneys' fees and other reasonable legal costs and expenses incident to any of the foregoing or to the enforcement of this Section, whether or not suit is brought or, if brought, whether or not such suit is successful in whole or in part arising out of or relating to:

          (a) any misrepresentation or breach of a representation or warranty made by Buyer in any Transaction Agreement;

          (b) the breach of any agreement of Buyer contained in any Transaction Agreement;

          (c) the failure of Buyer to perform any obligation specifically assumed by it pursuant to the terms of this Agreement; and

          (d) any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings that relate to Buyer or the Purchased Assets in which the principal event giving rise thereto occurred subsequent to the Effective Date or which result from or arise out of any action or inaction subsequent to the Effective Date of Buyer or any director, officer, employee or agent of Buyer.

     8.2  Survival; Investigation.

          (a) The representations and warranties of the Buyer contained in this Agreement, in any exhibit or schedule attached to this Agreement, or in any agreement, instrument, or document provided to Seller by or on behalf of Buyer in connection with the transactions contemplated hereby shall survive the execution of this Agreement.

          (b) No investigation by any of the parties, heretofore or hereafter made, shall affect the survival of any representation and warranty contained herein.


                            ARTICLE IX
                        GENERAL PROVISIONS

     9.1  Notices.   All notices and other communications required
or permitted to be given by this Agreement shall be in writing and shall be deemed duly given (i) one Business Day after delivery, if delivered personally, (ii) seven Business Days after posting, if mailed by registered or certified first class air mail (return receipt requested) or (iii) one Business Day after dispatch, if sent by telex or telefax (with an answer back from the receiving party and a confirmatory mailing as provided in (ii) by the sender) to the parties at the following addresses (or at such other address for the party as shall be specified by like notice):

          (i)  If to Seller to:

               Donald E. Ziegler
               Chief Financial Officer
               Hadron, Inc.
               4900 Seminary Road, Suite 800
               Alexandria, Virginia 22311
               Telefax No: (703) 824-8750

               with a copy to:

               Jocelyn West Brittin, Esquire
               McGuire, Woods, Battle & Boothe
               8280 Greensboro Drive
               Suite 900
               McLean, VA 22102
               Telefax No: (703) 712-5050

          (ii)  If to Buyer to:

               Anthony Vidal
               President
               Performance Engineering International Corp.
               6810 Deerpath Road, Suite 400
               Baltimore, Maryland 21227
               Telefax No: (410) 471-4208

               with a copy to:

               John J. Ryan, Esquire
               Ryan and Drewniak, P.A.
               1160 Spa Road, Suite 3B
               Annapolis, Maryland 21403
               Telefax No: (410) 263-7805

      Rejection or other refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the date of such notice sent in accordance with the foregoing provisions.

     9.2 Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Unless the context otherwise requires as used herein, words in the singular shall include words in the plural and vice versa, words in one gender shall include words in the other gender and the word "person" shall include trusts, estates, partnerships, corporations and other business entities.

     9.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     9.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and the provisions of Article VIII shall inure to the benefit of the indemnified party referred to therein; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties.

     9.5 Survival. The rights and obligations of the parties set forth in Sections 2.1, 2.2, 2.3, 2.4, and 5.1 through 5.14, inclusive, Sections 7.1, and 7.2 and Article 8 (including the representations and warranties of the parties as set forth in
Section 8.2), shall survive the execution of this Agreement.

     9.6 Amendment. This Agreement and the exhibits and schedules hereto may be amended at any time provided that any such amendment is approved in writing by each of the parties hereto. All representations and warranties which are true and correct as modified and approved shall be deemed true and correct for the purposes of Sections 8.1.

     9.7 Entire Agreement. The Transaction Agreements (including all exhibits and schedules thereto) constitute the entire agreement and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the transactions contemplated hereby. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the transactions contemplated hereby other than those expressly set forth therein.

     9.8 Governing Law. This Agreement shall be governed in all respects by the laws of Maryland without regard to its laws or regulations relating to conflicts of laws.

     9.9 Benefits. Except as may be expressly provided herein, this Agreement is not intended to and shall not confer upon any other Person, other than the parties hereto, any rights or remedies with respect to the subject matter hereof.

     9.10 Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Agreement invalid, illegal or unenforceable.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized officers.


                    SYCOM SERVICES, INC., a Delaware Corporation



                    By: /S/ C.W. GILLULY
                         C.W. Gilluly, Chief Executive Officer


                    PERFORMANCE ENGINEERING INTERNATIONAL CORP., a Maryland Corporation


                    By: /S/ ANTHONY VIDAL
                         Anthony Vidal, President

                           EXHIBIT A1
                           PRIMARY NOTE


                           See Attached

              PROMISSORY NOTE AND SECURITY AGREEMENT



$2,000,000.00                                 Baltimore, Maryland
                                                    June 30, 1997



     FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of SyCom Services, Inc., a Delaware corporation ("SyCom") the principal sum of Two Million Dollars ($2,000,000.00) together with interest on the principal balance outstanding from time to time as set forth in this Promissory Note and Security Agreement (the "Note").

     1. Interest Rate. This Note shall bear interest on the principal balance outstanding beginning two years from the date hereof, until paid, at the variable prime rate of interest which is established from time to time by the Century National Bank in Washington, D.C. Adjustments to the variable rate will be effective, without notice, as of the effective date of any change.

     2.   Payment Terms.  Maker agrees to pay this Note as follows:

          (a) Beginning on September 30, 1998 and for a period of one year thereafter, in quarterly installments of principal in the amount of $20,000.00; and then

          (b) Beginning September 30, 1999 and for a period of one year thereafter, in quarterly installments of principal and interest in the amount of $40,000.00.

          (c) Beginning September 30, 2000 and for a period of one year thereafter, in quarterly installments of principal and interest in the amount of $50,000.00.

          (d) Beginning September 30, 2001 and for a period of one year thereafter, in quarterly installments of principal and interest in the amount of $60,000.00.

          (e) On July 1, 2002, all principal, interest and all other remaining charges ("Remaining Balance Due") shall be due and payable in full and Maker shall use best efforts to obtain financing, if necessary, to pay the Remaining Balance Due. If, however, Maker is unable to secure such financing, then Maker shall execute a note payable to SyCom over a three year period of time under the same terms as set forth in Section 2(d) hereof.

     Principal and interest payments shall be paid in immediately available United States funds, without offset, at 6810 Deerpath
Road, Suite 400, Baltimore, Maryland, 21227, or at such other place as the holder may designate in writing.

     3. Prepayment. The principal balance may be prepaid, in whole or in part, at any time or from time to time without penalty by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided, however, if Maker shall pay in full the entire principal balance on or before June 30, 2000, then SyCom shall forgive any interest accrued as of June 30, 2000. Partial prepayments, if any, shall be applied to the installments in the inverse order of their maturity.

     4. Financial Statements. At any time upon request, the Maker agrees to furnish the holder with current, signed, financial statements.

     5.   Security.

     (a) Grant. To secure the due and punctual payments hereunder, Maker hereby grants to Seller a first-priority security interest in all of Maker's right, title and interest in the Software Products, the Collateral Material and the Intellectual Property, as those terms are described in that certain Asset Purchase Agreement, effective as of June 30, 1997 between Maker and SyCom ("Asset Purchase Agreement"), together with all updates, enhancements and derivative works thereof now existing or hereafter developed or acquired and all present and future accounts relating to the
Software Products  (collectively, the "Collateral").   For purposes
of this Note, the term "accounts" shall include the right to receive Software Licence Revenues as that term is defined in the Asset Purchase Agreement.

     (b) Further Agreements. Maker agrees that, except for the security interest created by this Note, it shall refrain from encumbering the Collateral. Maker agrees to notify SyCom upon its filing of any copyright registration for the Software Products or any updates, enhancements and derivative works thereof. Maker agrees to execute such documents as SyCom shall reasonably request, including, without limitation, the financing statement attached hereto as Exhibit A necessary to perfect SyCom's security interest and to pay the costs to file such financing statement. SyCom agrees to release immediately its security interest upon receipt of payment in full of the Note.

     6. Late Fee. The Maker agrees to pay to the holder of this Note a "late charge" of five percent (5%) of any payment which is not paid within seven (7) days after its due date. The holder may apply any payment received by it to the payment of all late charges then owing before application to interest or principal. Such late charge is in addition to and not in lieu of or diminution of any other rights and remedies of the holder of this Note.

     7. Default. Upon the happening of a Default (hereinafter defined) the entire unpaid principal balance of this Note and all accrued but unpaid interest, if any, shall, at the option of the holder, immediately become due and payable without presentment, demand or notice of any kind and the holder may exercise any and all remedies available to it under applicable law. Any of the following shall constitute a Default hereunder: (i) the failure of Maker to perform or observe any term, agreement or obligation in the "Plan" set forth in the Asset Purchase Agreement as Exhibit 5.13 hereto; (ii) the dissolution, merger, consolidation, reorganization, dissolution, or termination of existence of Maker or the pledge, lease or other disposition of all or substantially all of the assets of Maker; (iii) the insolvency of Maker, the application for the appointment of a receiver for Maker, the filing of a petition under any provision of the federal bankruptcy law by or against Maker, or the making of a general assignment for the benefit of creditors by any Maker; (iv) the entry of a judgment against Maker or the making of any attachment, levy or garnishment against Maker or the property of Maker; (v) any change, or any transaction which results or could result in a change in the Control of Maker. For purposes of this Note, the term "Control" shall mean ownership, control or power to vote 20% or more of any class of voting securities of the Maker, directly or indirectly or acting through others.

     8. Setoff. SyCom shall have the right (in addition to the other remedies permitted by law) to set off the amount now or hereafter due under this Note or due under any other obligation of the Maker to SyCom, against any amounts held or under control by SyCom to the account of or to the credit of Maker, without notice or consent by the Maker.

     9. Waiver/Miscellaneous Terms. Maker (i) waives presentment, protest and notice of dishonor; (ii) waives the benefit of any exemption as to the debt evidenced by this Note;
(iii) waives any right which it may have to require the holder to proceed against any other person; (iv) agrees that, without notice to Maker and without affecting Maker's liability, the holder may, at any time or times, grant extensions of time for payment to any party, permit the renewal of this Note or the substitution, exchange or release of any security for this Note and add or release a party and no waiver shall be effective unless such waiver shall be in a writing signed by the parties; (v) agrees that its obligations with respect to this Note shall remain in effect notwithstanding any other circumstances which might otherwise constitute a legal or equitable discharge of its obligations hereunder; (vi) agrees to pay all collection expenses, including reasonable attorney's fees of not less than 15% of the unpaid amount due hereon, and court costs incurred in the collection of this Note or any part hereof.

     10. Use of Proceeds; Governing Law; Jurisdiction. This Note shall be governed and construed in accordance with the laws of the State of Maryland. The loan evidenced by this Note is a "commercial loan" within the meaning of section 12-103(e) and this Note shall be governed and construed in accordance with section 12-103(3) of the Commercial Law Article of the Maryland Code Annotated. The Maker and holder irrevocably (i) submit to the jurisdiction of any Maryland state court or federal court sitting in the state of Maryland with respect to any suit, action, or proceeding relating to this Note, (ii) waive any objection which they may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (iii) waive the right to object that any such court does not have jurisdiction over them.

     11.  Severability.  In the event that any provision of this
Note is held to be invalid, illegal or unenforceable for any reason, then such provision shall be null and void, and this Note shall be enforced as though the invalid, illegal or unenforceable term is not contained in this Agreement or shall be enforced to the extent permitted by law.

     12. Payment of Encumbrances. At its option and without any obligation to do so, SyCom may discharge or pay any taxes, assessments, liens, security interest or other encumbrances at any time levied or placed on or against the Collateral or the Maker, and may pay for the Collateral's maintenance and preservation. Any amount so paid, with interest thereon at the maximum rate permitted by law from the date of the payment until repaid, shall be secured by the Collateral and shall be repayable by Maker, with interest at the rate set forth above, on demand.

     13. Modifications and Waiver. No modifications or waiver of any provision of this Note shall be effective unless it is in writing and signed by the Maker and holder, and any waiver shall be effective only in the specific instance and for the specific purpose for which it is given.


     The Maker acknowledges that its representative has read and has agreed to the terms and conditions listed within this Note.

     IN WITNESS WHEREOF, this Note has been executed under seal as of the day and year first written above.

                              Performance Engineering International
Corp.



Attest:                       By:/S/ ANTHONY VIDAL
                                   Anthony Vidal, President


/S/ MARVIN INGRAM
Secretary

                            EXHIBIT A
                       FINANCING STATEMENT

                             STATE OF MARYLAND

FINANCING STATEMENT   Form UCC-1 Identifying File No.____________

ALL INFORMATION MUST BE TYPEWRITTEN OR PRINTED IN INK.

SIGNATURES MUST IN INK.
________________________________________________________________________
| If transaction or transactions wholly or partially subject to record- |
| tion tax indicate amount of taxable debt here. $_______________       |
|______________________________________________________________________ |


______________________________________
|  If this statement is to be recorded |
|  in land records check here.         |
|_____________________________________ |

This financing statement Dated ________ is presented to a filing officer for filing pursuant to the Uniform Commercial Code.

1.   DEBTOR

     Name    Performance Engineering International Corp.

          ________________________________________________________

     Address 6810 Deerpath Road, Suite 400, Baltimore, Maryland
               21227
          _________________________________________________________

2.   SECURED PARTY

     Name   SyCom Services, Inc.
          _________________________________________________________

     Address 6810 Deerpath Road, Suite 400, Baltimore, Maryland
               21227
          _________________________________________________________

     DeLisa K. Alexander, 8280 Greensboro Drive, Suite 900, McLean,
         VA 22102
     _______________________________________________________________
       Person and Address to whom Statement Is To Be Returned if
Different From Above

3.   Maturity date of obligation (if any)
     __________________________________

4. This financing statement covers the following types (or items) of property: (list)
     Collateral attached on Schedule A.

                  CHECK THE LINES WHICH APPLY

5. (If collateral is crops) The above described crops are growing or are to be grown on: (describe real estate)

     (If collateral is goods which are or are to become fixtures)
     The above described goods are affixed or to be affixed to:
     (describe real estate)

      X   (Proceeds of collateral are also covered)

     (Proceeds of collateral are also covered)

/S/ J. ANTHONY VIDAL
______________________________________
                (Signature of Debtor)

J. Anthony Vidal, President PEI
______________________________________
Type or Print Above Name on Above Line

                                 /S/ C.W. GILLULY
__________________________    ____________________________
 (Signature of Debtor)         (Signature of Secured Party)

                                   C.W. Gilluly
__________________________    ____________________________
Type or Print Above Name       Type or Print Above
  Name on Above Line             Signature on Above

                          EXHIBIT A  -- COLLATERAL

All of the Debtor's right, title and interest in and the following
"Collateral":

A. SOFTWARE PRODUCTS. "Software Products" means current object code and source code versions of HeaTreaT, HeaTreaT Pro and HeaTreaT Lite currently developed and owned, or being developed by Debtor and licensed or proposed to be licensed by Debtor, regardless of what platform or operating system upon which it functions.

B.   SOFTWARE PRODUCTS LICENSING REVENUES.  "Software Products
     Licensing Revenues" means licensing fees for the Software
     Products, to be paid by licensees, exclusive of taxes, shipping and handling, discounts and credits.

C. COLLATERAL MATERIAL. "Collateral Material" means all enhancements, modifications, program interfaces, current and archival versions of patches and bug fixes, flow charts, input/output formats, drawings, specifications, user's manuals and technical and other documentation, instructions, designs, models, data and algorithms, in whatever form, relating to the Software Products.

D. INTELLECTUAL PROPERTY RIGHTS. "Intellectual Property Rights" means the pending application for a "HeaTreaT" trademark and the copyrights in the Software Products and the Collateral
     Material.

E.   PRESENT AND FUTURE ACCOUNTS as defined by the Uniform
     Commercial Code, as in effect in Maryland from time to time.

F.   EQUIPMENT.  Equipment as set forth below.

G.   PROCEEDS of any or all of the Collateral.

Equipment includes the
following:
Five Toshiba Laptop computers
Laserjet 111
Digital PC and Monitor
Digital Server
Leung computer 486
Leung computer 486
Leung computer 486
AST computer 466 Bravo
Envisions scanner
HP personal scanner
Projector
Tape Drive
NEC 20" Monitor
Mitsubishi diamond scan 20"
Monitor
NEC 20" Monitor
Hitachi 20" Monitor
Mag 17" Monitor
Mag 17" Monitor
Asante Port and Hub
Sniffer network tool (Network
Gen.)
Optimal software Performance
Powersoft Software
Netviz
Novell Netware 3.12
Windows NT 4.1 server and
upgrade
Netscape communications
Server Software
SQA Suite
Quark Xpress
Act
Master Maps
IQ Software
Sybase SQL Server
Crystal Reports
Doc to Help
S Designer Professional
Powerbuilder CBT
Gupta SQL Base
Gupta SQL Windows
Label Works
MS Project
Powerimage
PB Image
Windows 95 10X
MsOffice 97
Time Lock
PowerDoc
Opts Evaluation SW

                            EXHIBIT A2
                          EQUIPMENT NOTE




                           See Attached

              PROMISSORY NOTE AND SECURITY AGREEMENT



$38,393.00                                    Baltimore, Maryland
                                                    June 30, 1997



     FOR VALUE RECEIVED, the undersigned ("Maker") promises to pay to the order of SyCom Services, Inc., a Delaware corporation ("SyCom") the principal sum of Thirty Eight Thousand Three Hundred Ninety Three Dollars ($38,393.00) together with interest on the principal balance outstanding from time to time as set forth in this Promissory Note and Security Agreement (the "Note").

     1. Interest Rate. This Note shall bear interest on the principal balance outstanding beginning two years from the date hereof, until paid, at the variable prime rate of interest which is established from time to time by the Century National Bank in Washington, D.C. Adjustments to the variable rate will be effective, without notice, as of the effective date of any change.

     2.   Payment Terms.  Maker agrees to pay this Note as follows:

          (a) Beginning on September 30, 1998 and for a period of one year thereafter, in quarterly installments of principal in the amount of $3,100.00; and then

          (b) Beginning September 30, 1999 and thereafter, in quarterly installments of principal and interest in the amount of $3,100.00.

          (c) On June 30, 2000, all principal, interest and all other remaining charges ("Remaining Balance Due") shall be due and payable in full.

     Principal and interest payments shall be paid in immediately available United States funds, without offset, at 6810 Deerpath
Road, Suite 400, Baltimore, Maryland, 21227, or at such other place as the holder may designate in writing.

     3. Prepayment. The principal balance may be prepaid, in whole or in part, at any time or from time to time without penalty by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment; provided, however, if Maker shall pay in full the entire principal balance on or before June 30, 2000, then SyCom shall forgive any interest accrued as of June 30, 2000. Partial prepayments, if any, shall be applied to the installments in the inverse order of their maturity.

     4. Financial Statements. At any time upon request, the Maker agrees to furnish the holder with current, signed, financial statements.

     5.   Security.

     (a) Grant. To secure the due and punctual payments hereunder, Maker hereby grants to Seller a first-priority security interest in all of Maker's right, title and interest in the Equipment (the "Collateral") as that term is described in that certain Asset Purchase Agreement, effective as of June 30, 1997 between Maker and SyCom ("Asset Purchase Agreement").

     (b) Further Agreements. Maker agrees that, except for the security interest created by this Note, it shall refrain from encumbering the Collateral. Maker agrees to execute such documents as SyCom shall reasonably request, including, without limitation, the financing statement attached hereto as Exhibit A necessary to perfect SyCom's security interest and to pay the costs to file such financing statement. SyCom agrees to release immediately its security interest upon receipt of payment in full of the Note.

     6. Late Fee. The Maker agrees to pay to the holder of this Note a "late charge" of five percent (5%) of any payment which is not paid within seven (7) days after its due date. The holder may apply any payment received by it to the payment of all late charges then owing before application to interest or principal. Such late charge is in addition to and not in lieu of or diminution of any other rights and remedies of the holder of this Note.

     7. Default. Upon the happening of a Default (hereinafter defined) the entire unpaid principal balance of this Note and all accrued but unpaid interest, if any, shall, at the option of the holder, immediately become due and payable without presentment, demand or notice of any kind and the holder may exercise any and all remedies available to it under applicable law. Any of the following shall constitute a Default hereunder: (i) the failure of Maker to perform or observe any term, agreement or obligation in the "Plan" set forth in the Asset purchase Agreement as Exhibit 5.13 hereto; (ii) the dissolution, merger, consolidation, reorganization, dissolution, or termination of existence of Maker or the pledge, lease or other disposition of all or substantially all of the assets of Maker; (iii) the insolvency of Maker, the application for the appointment of a receiver for Maker, the filing of a petition under any provision of the federal bankruptcy law by or against Maker, or the making of a general assignment for the benefit of creditors by any Maker; (iv) the entry of a judgment against Maker or the making of any attachment, levy or garnishment against Maker or the property of Maker; (v) any change, or any transaction which results or could result in a change in the Control of Maker. For purposes of this Note, the term "Control" shall mean ownership, control or power to vote 20% or more of any class of voting securities of the Maker, directly or indirectly or acting through others.

     8. Setoff. SyCom shall have the right (in addition to the other remedies permitted by law) to set off the amount now or hereafter due under this Note or due under any other obligation of the Maker to SyCom, against any amounts held or under control by SyCom to the account of or to the credit of Maker, without notice or consent by the Maker.

     9. Waiver/Miscellaneous Terms. Maker (i) waives presentment, protest and notice of dishonor; (ii) waives the benefit of any exemption as to the debt evidenced by this Note;
(iii) waives any right which it may have to require the holder to proceed against any other person; (iv) agrees that, without notice to Maker and without affecting Maker's liability, the holder may, at any time or times, grant extensions of time for payment to any party, permit the renewal of this Note or the substitution, exchange or release of any security for this Note and add or release a party and no waiver shall be effective unless such waiver shall be in a writing signed by the parties; (v) agrees that its obligations with respect to this Note shall remain in effect notwithstanding any other circumstances which might otherwise constitute a legal or equitable discharge of its obligations hereunder; (vi) agrees to pay all collection expenses, including reasonable attorney's fees of not less than 15% of the unpaid amount due hereon, and court costs incurred in the collection of this Note or any part hereof.

     10. Use of Proceeds; Governing Law; Jurisdiction. This Note shall be governed and construed in accordance with the laws of the State of Maryland. The loan evidenced by this Note is a "commercial loan" within the meaning of section 12-103(e) and this Note shall be governed and construed in accordance with section 12-103(3) of the Commercial Law Article of the Maryland Code Annotated. The Maker and holder irrevocably (i) submit to the jurisdiction of any Maryland state court or federal court sitting in the state of Maryland with respect to any suit, action, or proceeding relating to this Note, (ii) waive any objection which they may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and (iii) waive the right to object that any such court does not have jurisdiction over them.

     11.  Severability.  In the event that any provision of this
Note is held to be invalid, illegal or unenforceable for any reason, then such provision shall be null and void, and this Note shall be enforced as though the invalid, illegal or unenforceable term is not contained in this Agreement or shall be enforced to the extent permitted by law.

     12. Payment of Encumbrances. At its option and without any obligation to do so, SyCom may discharge or pay any taxes, assessments, liens, security interest or other encumbrances at any time levied or placed on or against the Collateral or the Maker, and may pay for the Collateral's maintenance and preservation. Any amount so paid, with interest thereon at the maximum rate permitted by law from the date of the payment until repaid, shall be secured by the Collateral and shall be repayable by Maker, with interest at the rate set forth above, on demand.

     13. Modifications and Waiver. No modifications or waiver of any provision of this Note shall be effective unless it is in writing and signed by the Maker and holder, and any waiver shall be effective only in the specific instance and for the specific purpose for which it is given.


           The Maker acknowledges that its representative has read and has agreed to the terms and conditions listed within this Note.

     IN WITNESS WHEREOF, this Note has been executed under seal as of the day and year first written above.

                              Performance Engineering International
Corp.



Attest:                       By:/S/ ANTHONY VIDAL
                                   Anthony Vidal, President

/S/ MARVIN INGRAM
Secretary

                            EXHIBIT A
                       FINANCING STATEMENT

                             STATE OF MARYLAND

FINANCING STATEMENT   Form UCC-1 Identifying File No.____________

ALL INFORMATION MUST BE TYPEWRITTEN OR PRINTED IN INK.

SIGNATURES MUST IN INK.
_______________________________________________________________________
| If transaction or transactions wholly or partially subject to record- |
| tion tax indicate amount of taxable debt here. $_______________       |
|______________________________________________________________________ |


_______________________________________
|  If this statement is to be recorded  |
|  in land records check here.          |
|______________________________________ |

This financing statement Dated ________ is presented to a filing officer for filing pursuant to the Uniform Commercial Code.

6.   DEBTOR

     Name    Performance Engineering International Corp.

          _________________________________________________________

     Address 6810 Deerpath Road, Suite 400, Baltimore, Maryland
               21227
          _________________________________________________________

7.   SECURED PARTY

     Name   SyCom Services, Inc.
          _________________________________________________________

     Address 6810 Deerpath Road, Suite 400, Baltimore, Maryland
               21227
          _________________________________________________________

     DeLisa K. Alexander, 8280 Greensboro Drive, Suite 900, McLean,
               VA 22102
     _______________________________________________________________
       Person and Address to whom Statement Is To Be Returned if
Different From Above

8.   Maturity date of obligation (if any)
     __________________________________

9. This financing statement covers the following types (or items) of property: (list)
     Collateral attached on Schedule A.

                  CHECK THE LINES WHICH APPLY

10. (If collateral is crops) The above described crops are growing or are to be grown on: (describe real estate)

     (If collateral is goods which are or are to become fixtures)
     The above described goods are affixed or to be affixed to:
     (describe real estate)

      X   (Proceeds of collateral are also covered)

     (Proceeds of collateral are also covered)

/S/ J. ANTHONY VIDAL
_____________________________
     (Signature of Debtor)

J. Anthony Vidal, President PEI
______________________________________
Type or Print Above Name on Above Line

                                   /S/ C.W. GILLULY
______________________________  ____________________________
     (Signature of Debtor)      (Signature of Secured Party)

                                   C.W. Gilluly
______________________________  ____________________________
Type or Print Above              Type or Print Above Signature
  Name on Above Line              on Above Line

                          EXHIBIT A  -- COLLATERAL

All of the Debtor's right, title and interest in and the following
"Collateral":

A. SOFTWARE PRODUCTS. "Software Products" means current object code and source code versions of HeaTreaT, HeaTreaT Pro and HeaTreaT Lite currently developed and owned, or being developed by Debtor and licensed or proposed to be licensed by Debtor, regardless of what platform or operating system upon which it functions.

B.   SOFTWARE PRODUCTS LICENSING REVENUES.  "Software Products
     Licensing Revenues" means licensing fees for the Software
     Products, to be paid by licensees, exclusive of taxes, shipping and handling, discounts and credits.

C. COLLATERAL MATERIAL. "Collateral Material" means all enhancements, modifications, program interfaces, current and archival versions of patches and bug fixes, flow charts, input/output formats, drawings, specifications, user's manuals and technical and other documentation, instructions, designs, models, data and algorithms, in whatever form, relating to the Software Products.

D. INTELLECTUAL PROPERTY RIGHTS. "Intellectual Property Rights" means the pending application for a "HeaTreaT" trademark and the copyrights in the Software Products and the Collateral
     Material.

E.   PRESENT AND FUTURE ACCOUNTS as defined by the Uniform
     Commercial Code, as in effect in Maryland from time to time.

F.   EQUIPMENT.  Equipment as set forth below.

G.   PROCEEDS of any or all of the Collateral.

Equipment includes the
following:
Five Toshiba Laptop computers
Laserjet 111
Digital PC and Monitor
Digital Server
Leung computer 486
Leung computer 486
Leung computer 486
AST computer 466 Bravo
Envisions scanner
HP personal scanner
Projector
Tape Drive
NEC 20" Monitor
Mitsubishi diamond scan 20"
Monitor
NEC 20" Monitor
Hitachi 20" Monitor
Mag 17" Monitor
Mag 17" Monitor
Asante Port and Hub
Sniffer network tool (Network
Gen.)
Optimal software Performance
Powersoft Software
Netviz
Novell Netware 3.12
Windows NT 4.1 server and
upgrade
Netscape communications
Server Software
SQA Suite
Quark Xpress
Act
Master Maps
IQ Software
Sybase SQL Server
Crystal Reports
Doc to Help
S Designer Professional
Powerbuilder CBT
Gupta SQL Base
Gupta SQL Windows
Label Works
MS Project
Powerimage
PB Image
Windows 95 10X
MsOffice 97
Time Lock
PowerDoc
Opts Evaluation SW

                            EXHIBIT B
                        SOFTWARE AGREEMENT


                           See Attached

                        SOFTWARE AGREEMENT


This Software Agreement (the "Agreement") is entered into this 30th day of June, 1997 (the "Effective Date"), by and between SyCom Services, Inc., a Delaware corporation, ("SyCom"), and Performance Engineering International Corp., a Maryland corporation,("PEI").


                             RECITALS

WHEREAS, SyCom has developed and is in the process of further refining certain process management software and database (the
"SOFTWARE");

WHEREAS, PEI desires to purchase the SOFTWARE from SyCom, and further develop it for use by its licensees;

WHEREAS, SyCom has agreed to sell the SOFTWARE and Documentation (as defined below) to PEI as provided in that certain Asset Purchase Agreement dated June 30, 1997 (the "Purchase Agreement") subject, however, to SyCom retaining certain rights to use the SOFTWARE and Documentation, as provided below and subject further to PEI licensing to SyCom certain rights with respect to its enhancements and improvements to the SOFTWARE;

WHEREAS, PEI is willing to appoint SyCom as an authorized reseller of the PEI SOFTWARE, as defined below;


                            AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, SyCom and PEI agree as follows:

1.   DEFINITIONS.

The following capitalized terms shall have the meanings ascribed to them below:

"Documentation" means the documentation created by SyCom relating to the SOFTWARE, as listed in Exhibit A attached hereto.

"Maintenance Modifications" means modifications and revisions made to the SOFTWARE or the PEI SOFTWARE by PEI which correct errors or "bugs", support new releases of the operating systems with which the SOFTWARE or the PEI SOFTWARE operates and/or support new input or output devices.

"PEI SOFTWARE" means program fixes, enhancements, improvements, new versions of, translations and/or adaptations to the SOFTWARE and Maintenance Modifications which are developed by PEI and provided by PEI to any of its customers or distributors, and documentation related to such software.

"Sublicensees" means customers of SyCom who are granted a license to use the SOFTWARE or the PEI SOFTWARE and who have executed PEI's end user license agreement.

"Sublicense" means the grant of the right to use the SOFTWARE or the PEI SOFTWARE to customers of SyCom, but excludes the use of the SOFTWARE or the PEI SOFTWARE by affiliates of SyCom for internal purposes, and excludes the use of the SOFTWARE or the PEI SOFTWARE to provide services to customers.

2.   SOFTWARE AND DOCUMENTATION.

     2.1 Retention of Rights. The parties agree that notwithstanding any provision to the contrary in the Purchase Agreement, SyCom retains the right for itself, and its corporate affiliates, to use the SOFTWARE in providing consulting services, or process management services, worldwide, for both commercial and
governmental customers.   This right includes the right to
(a)retain current source and object code versions of the SOFTWARE (as of June 30, 1997), and copies of the Documentation, (b)modify, enhance and improve the SOFTWARE for use in providing services, and
(c)create derivative works and new versions of the SOFTWARE for use in providing services. SyCom understands and agrees that this right does not encompass the right to license or otherwise provide the SOFTWARE to any other party.

     2.2 License of PEI Software. (a) Subject to the terms of this Agreement, PEI hereby grants to SyCom a personal, non-exclusive, non-transferable, limited license to use and reproduce for its own internal use, for the internal use of its affiliates, and in providing services to commercial and governmental customers of SyCom and its affiliates (in accordance with the terms of this Agreement) the PEI SOFTWARE. Further, PEI hereby grants to SyCom a personal, non-exclusive, non-transferable, license to internally use and to make limited copies of the PEI SOFTWARE.

     2.3 Delivery and Acceptance. PEI shall deliver to SyCom the PEI SOFTWARE, in object code versions and the documentation upon request.

     2.4 Limitations. The license rights granted to SyCom by PEI are limited rights, and PEI reserves all ownership rights in the PEI SOFTWARE. No right, privilege or grant with respect to the PEI SOFTWARE is being made unless expressly set out in this Agreement. SyCom's sublicensing rights granted under this Agreement are limited to sublicensing to commercial and governmental end users and does not include the right to license for distribution. The license of the PEI SOFTWARE to SyCom will not convey to it any intellectual property rights in the PEI SOFTWARE, including, but not limited to, any rights under patent, trademark, copyright or trade secret, except as expressly provided in this Agreement.

3.   WARRANTIES.

     3.1 Ownership. PEI represents and warrants to SyCom that it owns the PEI SOFTWARE and the documentation, and that PEI has the full right and ability to grant the licenses granted in this Agreement with respect thereto.

     3.2 No Infringement. To the knowledge of PEI, none of the PEI SOFTWARE infringes any United States patent, United States copyright, United States trade secret or other intellectual property right under United States laws of any third party. Further, PEI represents and warrants to SyCom that no claim or action relating to the infringement of any patent, copyright, trademark, or other intellectual property right has been made or is pending or threatened against PEI with respect to any of the PEI SOFTWARE.

     3.3 Freedom from Errors; Compliance with Specifications. Subject to the limitations of Section 3.4 below, PEI will warrant to Sublicensees that the PEI SOFTWARE, when delivered to SyCom and for a period of ninety (90) days thereafter, (a) is free from material errors that impair the material operations of the PEI SOFTWARE, and (b) substantially conforms to all of PEI's specifications with respect thereto.

     3.4 Viruses. PEI has no knowledge of the existence of any computer viruses, worms, or other disabling devices within any software delivered to SyCom under this Agreement. SyCom agrees to use best efforts to screen all copies of software delivered to it by PEI with available virus screening programs.

4.   SUPPORT AND MAINTENANCE.

     4.1 Telephone Support. PEI shall provide directly to SyCom support to answer questions and troubleshoot problems with the PEI SOFTWARE, in accordance with PEI's standard maintenance agreement.

5.   SUBLICENSING RIGHTS; ROYALTIES.

     5.1  Sublicenses by SyCom.

          5.1.1 Right to Sublicense. Subject to the restrictions of this Agreement, SyCom may Sublicense the SOFTWARE and the PEI SOFTWARE to any third party for whom it is providing or has provided consulting services, provided that (a) SyCom shall not grant any sublicenses of the SOFTWARE or the PEI SOFTWARE that include the right to grant sub-sublicenses or distribute the SOFTWARE or the PEI SOFTWARE and (b) all sublicenses shall be subject to the terms of a written software license agreement reasonably acceptable to PEI.

          5.1.2     SyCom Royalties.  For each Sublicense of the
PEI SOFTWARE or SOFTWARE granted by SyCom in accordance with this Agreement, SyCom shall pay to PEI a royalty (collectively, the "SyCom Royalties"), as follows:

          (a) For each Sublicense of the SOFTWARE or the PEI SOFTWARE that is granted, a royalty shall be payable in an amount equal to fifty percent (50%) of the then current list price for the software, or such other royalty as the parties shall mutually agree. PEI agrees that it shall not grant to other distributors a discount that is greater than SyCom's. Furthermore, Seller shall only sell or license the Software to persons, entities, or government agencies with whom Seller has a prior existing service contract or service relationship and if such sale or license is being done incidental to that contract or service. In the event Seller is contacted by any person, entity, or government agency which seeks only to purchase the software for use as an end-user, Seller may refer such person, entity, or government agency to Buyer, or may attempt to sell its services to such person, entity, or government agency.

          (b) All SyCom Royalties shall be due and payable to PEI within thirty (30) days after the end of the calendar month in which such SyCom Royalties accrued. A royalty shall be deemed to have accrued the earlier of (i) upon receipt by SyCom; or (ii)
software is made available to each Sublicensee.   Notwithstanding
the foregoing, payment of the monthly Royalty by SyCom is conditioned upon receipt of payment by SyCom, which shall use best efforts to receive payment.

     5.2 Audit Rights. SyCom shall keep accurate and complete records of all sublicenses of the SOFTWARE and the PEI SOFTWARE. PEI shall be permitted, at its expense, to conduct an audit, not more than once per year, solely of those books and records of SyCom which relate to Sublicenses of the SOFTWARE and the PEI SOFTWARE and solely for the purpose determining whether royalties have been properly paid to such party in accordance with Section 5.1.

     5.3 Maintenance by PEI. PEI agrees to provide maintenance to the Sublicensees of the PEI SOFTWARE, subject to the terms of, and upon execution by such Sublicensees of PEI's standard maintenance agreement. PEI is under no obligation to provide maintenance for the SOFTWARE.

6.   CONFIDENTIALITY.

The parties hereto may provide to each other confidential information in connection with their performance hereunder. (Any such confidential information is hereinafter referred to as "Confidential Information".) The parties agree to treat, and to cause their respective representatives and agents to treat, any Confidential Information received from the other party, its representatives or agents in a strictly confidential manner and not to disclose such Confidential Information to any third party (other than to such party's affiliates, agents, or representatives under a similar non-disclosure obligation) or use such Confidential Information for any purpose other than as expressly set forth in this Agreement. The restrictions contained herein shall not apply to Confidential Information which the receiving party thereof can demonstrate:

     (i) is wholly and independently developed by the receiving party without the use of the Confidential Information of the disclosing party;

     (ii) is or has become generally available to the public without breach of this Agreement by the receiving party;

     (iii) at the time of disclosure to the receiving party, was known to such receiving party free of restriction and evidenced by documentation in the receiving party's possession; or

     (iv) is approved for release by written authorization of the disclosing party, but only to the extent of and subject to such conditions as may be imposed in such written authorization.

Upon expiration or any other termination of this Agreement, each party shall return to the disclosing party all materials containing any Confidential Information it received under this Agreement or destroy such materials and certify to the disclosing party that they have been destroyed.

     6.1 PEI Indemnification. PEI agrees to indemnify, defend and hold SyCom harmless from and against any claims, expenses, liabilities and damages, including reasonable attorneys' fees, arising out of or resulting from any claim that the PEI SOFTWARE infringes any patent, copyright, trademark, trade secret, or other intellectual property rights of any other party, provided that SyCom promptly notifies PEI of any such claim and gives PEI reasonable assistance (at PEI's expense) in the defense of such claim. In the event that SyCom is enjoined or otherwise prevented from using or sublicensing any of the PEI SOFTWARE, PEI shall, at PEI's option, either (a) obtain for SyCom the right to use such PEI SOFTWARE, (b) modify such PEI SOFTWARE, to render it non-infringing, so long as the item(s) so modified have the same form, fit and function as the infringing item(s), or (c) only if neither
(a) nor (b) is reasonably available, compensate SyCom (subject to Section 7 below) for any damages suffered by SyCom as a result of such infringement.

7.   DISCLAIMER OF INDIRECT DAMAGES.

Notwithstanding any provision in this Agreement to the contrary, neither party shall be liable to the other party or to any other company or entity for any incidental, consequential, special, or any other indirect losses or damages arising out of this Agreement or any obligation resulting here from, whether in an action for or arising out of breach of contract, tort, or any other cause of action.

8.   TERMINATION.

Either party hereto may terminate this Agreement and any or all licenses granted hereunder (except that any sublicenses granted prior to the date of such termination shall survive such termination) by notice to the other party if such other party materially breaches its obligations under this Agreement and fails to cure such material breach within sixty (60) days or such longer time permitted in a cure plan after receiving notice with respect to such material breach from the non-breaching party.

9.   NOTICES.

Any notice, demand, acknowledgment, or other communication made or given by either party in accordance with this Agreement shall be in writing, and sent via facsimile (with confirmation) or by registered or certified mail, return receipt requested, or by courier service and addressed to the other party at its address as set forth below (or any other address of which the other party is notified in accordance with this Section):

If to PEI:                    Performance Engineering International
Corp.
                         6810 Deerpath Road, Suite 400
                         Baltimore, Maryland 21227
                         Attention: Anthony Vidal, President
                         Fax:  410/471-4208

With a copy to:               John J. Ryan, Esquire
                         Ryan and Drewniak, P.A.
                         1160 Spa Road, Suite 3B
                         Annapolis, Maryland 21403
                         Fax: 410/263-7805

If to SyCom:                  SyCom Services, Inc.
                         c/o Hadron, Inc.
                         4900 Seminary Road, Suite 800
                         Alexandria, Virginia 22311
                         Attention: Donald E. Ziegler
                                  Chief Financial Officer
                         Fax: 703/824-8750

With a copy to:               Jocelyn West Brittin, Esquire
                         McGuire, Woods, Battle & Boothe LLP
                         8280 Greensboro Drive, Suite 900
                         McLean, Virginia 22102
                         Fax: 703/712-5050

10.  GENERAL PROVISIONS.

     10.1 Governing Law. This Agreement and all disputes and related issues shall be interpreted under and governed by the laws of the State of Maryland.

     10.2 Force Majeure. Neither party shall be considered in breach of any provision of this Agreement by reason of any delay in performance of its obligations hereunder if such delay is caused by causes beyond its reasonable control, including but not limited to acts of God or the public enemy; riots or insurrections; war; accidents; fire; strikes and other labor difficulties (whether or not the party is in a position to concede to such demands); embargoes; judicial action; lack of or inability to obtain export permits or approvals, necessary labor, materials, energy, components or machinery; and acts of civil or military authorities. In the event of such delay, the party to which such obligation is owed (the "Aggrieved Party") shall be provided notice by the party which is rendered unable to timely perform its obligations hereunder (the "Affected Party"), of the causes of such delay and the Affected Party shall use its best efforts to avoid or remove such causes. If such excusable delay continues for a period of more than forty-five (45) days after the date of notice, the Aggrieved Party may terminate this Agreement immediately upon written notice to the Affected Party.

     10.3 Unenforceability. If any provision of this Agreement is deemed by a court of competent jurisdiction to be unenforceable or contrary to any applicable law or regulation, such provision shall be considered deleted and the remainder of this Agreement shall continue in full force and effect. In the event that the unenforceable provision is an essential element of the agreement between the parties hereto, the parties shall promptly negotiate a reasonable replacement provision consistent with such laws or regulations.

     10.4 No Assignment. Neither of the parties to this Agreement shall assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other party.

     10.5 Independent Contractor Relationship. The relationship between the parties under this Agreement is that of independent contractors, and neither party is an employee or agent of the other party. Neither party is authorized or empowered to act as an agent for the other party, nor to transact business, incur obligations or bill goods in the other party's name or for the other party's account. Neither party shall in any way be bound by any acts, representations, or conduct of the other party to any third party.

     10.6 Non-Waiver. The failure or delay of either party to enforce at any time any provision of this Agreement shall not constitute a waiver of such party's right thereafter to enforce each and every provision of this Agreement.

     10.7 Cumulative Remedies. No right, power or remedy enjoyed by either party under this Agreement shall be exclusive, and each such right, power or remedy shall be, to the full extent permitted by law, cumulative and in addition to every other such right, power or remedy.

     10.8 Entire Agreement; Modification. This Agreement, together with all exhibits attached hereto, which are incorporated herein by this reference, constitutes the entire agreement between the parties and supersedes all prior negotiations, representations and agreements between the parties with respect to the subject matter hereof. No modification, variation, or amendment of this Agreement shall be effective unless made in writing and signed by both parties to this Agreement.

     10.9 Survivability. The terms and conditions of this Agreement that by their sense and context are intended to survive after performance hereunder shall survive the termination or expiration of this Agreement, including but not limited to Sections 2.1, 3.1, 6, 6.1 and 7.


                                   Performance Engineering
International Corp.




                                   By:  /S/ J. ANTHONY VIDAL
                                        J. Anthony Vidal
                                        President


                                   SyCom Services, Inc.



                                   By: /S/ C.W. GILLULY
                                         C.W. Gilluly
                                         Chief Executive Officer

                           Exhibit A



                           Source Code
                           Users Manual
                 Directory with Design Documents

                            EXHIBIT C
                             SUBLEASE


                           See Attached

         ________________________________________________
         ________________________________________________





                      SYCOM SERVICES, INC.,


                                        Sublessor




                                TO




          PERFORMANCE ENGINEERING INTERNATIONAL CORP.,

                                        Subtenant




                   ____________________________

                             SUBLEASE

                   ____________________________





     Dated: July 1, 1997




         ________________________________________________
         ________________________________________________

              SUBLEASE AND OFFICE SERVICES AGREEMENT
    THIS SUBLEASE AND OFFICE SERVICES AGREEMENT (hereinafter "Sublease) is effective the first day of July 1997, between SYCOM SERVICES, INC., a Delaware corporation, having an office at 6810 Deerpath Road, Suite 400, Baltimore, Maryland 21227 ("Sublessor") and PERFORMANCE ENGINEERING INTERNATIONAL CORP, a Maryland corporation ("Subtenant"), who hereby agree as follows:

                            RECITALS:

    R-1. Sublessor is a party to a prime lease dated as of April
6, 1990, as amended ("Prime Lease"), between Dorsey Center, Inc., as successor in interest to Dorsey Business Center Limited
Partnership ("Landlord"), by which Sublessor leases 9,331 rentable square feet of floor space from Landlord.

    R-2. Sublessor wishes to lease and Subtenant wishes to hire a certain amount of space and services from Sublessor based on the terms and conditions set forth below.

    R-3. Sublessor's Landlord has provided its prior written consent to the sublease.

NOW THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

    10.  SPACE AND SERVICES.

         (a) Office Space. Sublessor hereby leases to Subtenant, and Subtenant hereby hires from Sublessor, the office space (the "Office Space") crosshatched on Exhibit A attached hereto and made a part hereof, consisting of approximately 856 rentable square feet of floor space in suite 400 (the "Suite") located at 6810 Deerpath Road, Baltimore, Maryland 21227 (the "Building") and being a part of the office space which Landlord leased to the Sublessor under the Prime Lease.

         (b)       Common Areas.   Sublessor hereby grants to
Subtenant the non-exclusive right and privilege to use the Suite's common areas along with the other tenants and parties that the Sublessor may permit, in its sole discretion. If Subtenant desires to use the conference room in the Suite, Subtenant must reserve the use of the Suite's conference room with the Sublessor's receptionist in two-hour increments of time. Subtenant's right to use the conference room shall be subordinate to Sublessor's use thereof. Sublessor reserves the right to make changes, additions, alterations or improvements in or to the Suite's common areas; and to do and perform such other acts in and to said common areas as, in the use of reasonable judgment, and its sole discretion, Sublessor shall determine to be advisable.

         (c) Services. Sublessor will provide Subtenant with the services of its reception staff, use of its conference room and office equipment free of charge to the extent that Subtenant's use of Services does not exceed use that is normal and customary in the Suite ("Excessive Usage"). In the event of Excessive Usage by the Subtenant as determined by Sublessor in the exercise of Sublessor's sole discretion, Subtenant shall be obligated to pay all costs, expenses and charges incurred by Sublessor in connection with the Excessive Usage including without limitation the cost of any additional copying, and telephone charges. Subtenant shall provide written notice to Sublessor prior to using any equipment, machinery or other item which shall result in, or may reasonably be foreseen to result in, Excessive Usage.

    11.  TERM.

         (a) Term. The term of this Sublease (the "Term") shall be the period of two (2) years, commencing on July 1, 1997 (the "Commencement Date"), and ending at midnight on June 30, 1999 (the "Expiration Date"), unless sooner terminated as herein provided. Notwithstanding the foregoing, either party may terminate this Sublease by providing the other party with sixty (60) days' prior written notice.

         (b) Possession. Possession of the Office Space shall be tendered to Subtenant on July 1, 1997.

    12.       RENT.

         (a)  Subtenant's Pro Rata Share.  Subtenant's Pro Rata
Share shall be 10.3% of the total amounts owed by the Sublessor under the Prime Lease (the "Base Rent").

         (b) Rent. Commencing upon the Commencement Date and continuing on the first day of every month thereafter during the term, Subtenant shall pay to Sublessor the Subtenant's Pro Rata
Share of the basic rent (Subtenant's pro rata share being hereinafter termed "Rent").

         (c) Additional Rent for Operating Expenses, Taxes and Property Insurance. Beginning on the Commencement Date, and continuing on the first day of every month thereafter during the term, Subtenant shall pay to Sublessor, on the first day of each month during the Term, as an Additional Rent Charge, Subtenant's Pro Rata Share of (i) Sublessor's Operating Expenses and (ii) Taxes as those terms are defined in the Prime Lease.

         (d) Payments. Rent and all other amounts payable by Subtenant to Sublessor under the provisions of this Sublease ("Additional Rent Charges") shall be paid promptly when due, without notice or demand therefor, and without deduction, abatement, counterclaim or setoff, at the address of Sublessor set forth at the head of this Sublease or to such other person and/or at such other address as Sublessor may from time to time designate by notice to Subtenant. Each monthly installment of Rent and additional rent charges shall be payable in advance on the first day of each month during the term of this Sublease. Rent for the first month shall be payable at the time of execution of this Sublease by Subtenant.

    13. PARKING AND COMMON AREAS OF THE BUILDING. Sublessor hereby grants to Subtenant a non-exclusive right to use in common with others, driveways, parking areas, foyer, corridors, elevator lobby, rest room facilities and other interior and exterior common areas of the Building, as may exist from time to time, provided that the same shall be subject to use by others, subject to the use allowed pursuant to the Prime Lease, and subject to such rules and regulations as Sublessor's Landlord may from time to time prescribe governing the same. All such Building common areas shall be and remain at all times subject to the exclusive control and management of Sublessor's Landlord. Subtenant shall not at any time interfere with the rights of Sublessor and others to use any part of the common areas.

    14.  TELEPHONE LINE INSTALLATION AND OTHER UTILITIES.
Pursuant to an Asset Purchase Agreement dated June 30, 1997 by and between Sublessor and Subtenant ("Asset Purchase Agreement"), Sublessor has transferred certain telephone numbers to Subtenant to use at the Office Space. If Sublessor requires additional telephone lines or numbers for facsimile machines or otherwise, it shall make all necessary arrangements with telephone companies for, and shall pay for, all additional telephone lines used in the Office Space. Sublessor shall not be responsible for any failure or interruption, for any reason whatsoever, of any of the telephone services or other utilities supplied to the Office Space, and the same shall not result in any abatement, diminution or reduction of rent, or constructive eviction, or liability on the part of Sublessor.

    15.  PERMITTED USE.

         (a) Use. Subtenant shall use and occupy the Office Space solely for general office use and for no other use and shall use the Office Space in accordance with the terms of the Prime Lease. Subtenant shall not use or occupy the Office Space in any manner which disturbs the Sublessor or other tenants in its use and occupancy of the Office Space, the Suite, and the Building, shall comply with, and shall require all of its employees, agents and invitees to comply with, all rules and regulations as they may be amended or modified from time to time by Sublessor or the Landlord (the "Rules and Regulations"), and with such other rules and regulations affecting the Office Space, the Suite and the Building as may be adopted, established or enforced from time to time by the landlord under the Prime Lease. Any failure by Subtenant or such other parties to comply with the Rules and Regulations shall constitute an Event of Default under this Lease.

         (b) Hours of Operation. Unless such access is prohibited or otherwise limited by the Landlord under the Prime Lease, Subtenant shall have access to the Office Space at all times, twenty-four (24) hours per day, three hundred sixty-five
(365) days per year, including holidays, subject to the operation of an after-hours access control system, if any. Unless modified by the Landlord, heating, air-conditioning and elevator service to the Office Space shall be provided only between the hours of 8:00 a.m. and 6:00 p.m., Monday through Friday of each week, with the exception of legal holidays.

         (c) Compliance with Laws and Rules. Subtenant shall at all times during the Term comply with (i) the certificate of occupancy relating to the Office Space, (ii) all laws, statutes, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and the appropriate agencies, officers, departments, boards and commissions thereof. Subtenant shall comply with all rules and regulations for the use of the Office Space and the Suite's common areas as Sublessor may from time to time establish.

         (d) Hazardous Materials. Subtenant shall not use, generate, manufacture, produce, store, treat, dispose of or permit the escape of, on, under, about or from the Office Space, or any part thereof, any asbestos or any flammable, explosive, radio-

active, hazardous, toxic, contaminating, polluting matter, waste, or substance or related injurious materials, whether injurious by themselves or in combination with other materials (collectively "Hazardous Materials") or any material, substance, or chemical which is regulated by any federal, state or local law, rule, ordinance or regulation (collectively "Regulated Materials"). Subtenant shall comply with all laws, rules, regulations, statutes and ordinances with respect to such use and storage, including, without limitation, the removal and disposal of such Hazardous Materials and/or Regulated Materials at the expiration or earlier termination of the Sublease Term.

         (e) Indemnification. Subtenant shall defend (by counsel reasonably acceptable to Sublessor), indemnify, protect and hold Sublessor and each of Sublessor's officers, directors, shareholders, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorney's fees), or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly by:

                   (1) The presence in, on, under or about the Office Space, or discharge in or from the Office Space of any Hazardous Materials and/or Regulated Materials introduced into the Office Space by Subtenant or caused by Subtenant or Subtenant's use, analysis, storage, removal, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials and/or Regulated Materials to, in, on, under, about or from the Office Space, or;

                   (2)  Subtenant's failure to comply with any
federal, state, county, municipal, local or other law, rule, ordinance and regulation now or hereafter in effect relating to the industrial hygiene, environmental protection, use, analysis, generation, manufacture, purchase, transportation, storage, removal and disposal of Hazardous Materials and/or Regulated Materials.

                   (3) In connection with, or as a result of, (1) or (2) above, Subtenant's obligations hereunder shall include, without limitation and whether foreseeable or unforeseeable, all costs of any required or necessary testing, repair, cleanup, removal, detoxification or decontamination of or from the Office Space and the preparation and implementation of any closure, remedial action, site assessment costs or other required plans in connection therewith. In addition, upon request from Sublessor at any time during the Sublease Term, Subtenant shall execute affidavits, representations, and any other similar documents concerning Subtenant's best knowledge and belief regarding the presence of Hazardous Materials and/or Regulated Materials on, under or about the Office Space. Further, Subtenant's obligations hereunder shall survive the expiration or earlier termination of this Sublease. For purposes of this subsection, any acts or omissions of Subtenant whereby employees, agents, assignees, contractors or subcontractors of Subtenant or others are acting for or on behalf of Subtenant (whether or not they are negligent, intentional, willful or unlawful), will be strictly attributable to Subtenant.

    16. CONDITION OF OFFICE SPACE. Subtenant is leasing, and hereby accepts, the Office Space "as is". Subtenant acknowledges that Sublessor has afforded Subtenant the opportunity for, and that Subtenant has undertaken, full and complete investigations, examinations, and inspections of the Office Space and has determined that the Office Space is suitable for Subtenant's intended use, and represents that Subtenant shall bear full responsibility for any special requirements in connection with Subtenant's use of the Office Space. Subtenant shall keep the Office Space clean, neat, safe, sanitary, in good order, repair and condition and free of vermin. Subtenant will pay for any repairs and replacements to the Office Space that are necessitated, directly or indirectly, by the negligence or misconduct of Subtenant's employees, agents or invitees.

    17. NOTICES. All notices, consents, approvals, demands and requests (collectively, "Notices") which are required or desired to be given by either party to the other hereunder shall be in writing and shall be sent either by United States registered or certified mail and deposited in a United States Post Office, return receipt requested and postage prepaid, or by reputable overnight air courier such as Federal Express, to the addresses provided at the head of this Sublease.

    18.  SUBORDINATE TO PRIME LEASE.

         (a) Prime Lease. This Sublease is and shall be subject and subordinate to the Prime Lease and to the matters to which the Prime Lease is or shall be subject and subordinate. A copy of the Prime Lease has been delivered to and examined by Subtenant. The terms, covenants and conditions set forth in the Prime Lease are incorporated herein by reference, except to the extent that they are inapplicable, and Subtenant agrees to be bound by all of the provisions of the Prime Lease applicable with respect to a sublease.

         (b) No Greater Rights. Any obligation of Sublessor which is contained in this Sublease by the incorporation by reference of the provisions of the Prime Lease may be observed or performed by Sublessor using reasonable efforts to cause the Landlord under the Prime Lease to observe and/or perform the same, and Sublessor shall have a reasonable time to enforce its rights to cause such observance or performance. Subtenant shall not in any event have any rights in respect of the Office Space greater than Sublessor's rights under the Prime Lease.
         (c) Subtenant Not to Breach. Subtenant shall not do or permit to be done any act or thing which may constitute a breach or violation of any term, covenant or condition of the Prime Lease by the tenant thereunder, whether or not such act or thing is permitted under the provisions of this Sublease.

         (d) No Privity of Estate or Contract. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and the Landlord under the Prime
Lease.

    19.  TERMINATION OF PRIME LEASE.

         (a)  Termination Prior to Expiration Date of Sublease.
If for any reason the term of the Prime Lease shall have terminated prior to the expiration date of this Sublease, this Sublease shall thereupon be terminated and Sublessor shall not be liable to Subtenant by reason thereof. In the event of termination of the Prime Lease pursuant to casualty or condemnation of the Office Space or any portion of the Suite, this Sublease shall be terminated effective on the date of termination of the Prime Lease and Subtenant shall have no claim against Sublessor or any right to insurance or condemnation proceeds in connection therewith.

         (b) Casualty or Condemnation. In the event of casualty or condemnation, this Sublease shall continue in effect if the Prime Lease is not terminated, and the applicable provisions of the Prime Lease shall govern.

    20.  INDEMNITY.

         (a) Indemnification. Subtenant shall protect, indemnify, defend and hold harmless Sublessor from and against all losses, costs, damages, expenses and liabilities, including, without limitation, reasonable attorney's fees, which Sublessor may incur or pay out by reason of (i) any accidents, damages or injuries to persons or property occurring in, on or about the Office Space, (ii) any breach or default hereunder on Subtenant's part, (iii) any work done in or to the Office Space, or (iv) any act, omission or negligence on the part of Subtenant and/or its employees, agents, contractors and/or invitees, or any person claiming through or under Subtenant or (v) any termination or cancellation of the Prime Lease as a result of the acts, negligence or omissions of Subtenant and its agents, or default by Subtenant hereunder.

         (b) Liability of Sublessor. All property of Subtenant and its employees, agents, contractors or invitees in or about the Office Space or elsewhere in the Suite shall be kept and stored at Subtenant's sole risk, and Subtenant shall hold Sublessor harmless from any claims arising out of damage to, or loss of, the same, resulting from (i) any act (including theft) or failure to act, of any other person, (ii) the leaking of the roof, (iii) the bursting, rupture, leaking or overflowing of pipes, heating or plumbing fixtures, (iv) fire or other casualty, (v) malfunction of electrical wires or fixtures, (vi) failure of HVAC systems, or
(vii) other cause. Sublessor shall not be liable for any interruption of or loss to Subtenant's business arising from any of the above-described acts or causes, or for any consequential damages sustained by Subtenant arising out of the loss of or damage to any such property.

    21.  ASSIGNMENT AND SUBLETTING.

         (a) Consent Required. Subtenant may not, by operation of law or otherwise, assign, sell, mortgage, pledge or in any manner transfer this Sublease or any interest therein, or sublet the Office Space or any part thereof, or grant any concession, franchise or license or otherwise permit occupancy of all or any part of the Office Space by any person.
         (b) Restrictions in Prime Lease. Anything to the contrary contained in this section notwithstanding, it is expressly understood and agreed that no subletting or assignment shall be permitted which shall violate any applicable provisions or requirements of the Prime Lease in respect thereto.

    22.  INSURANCE.

         (a) Subtenant's Insurance. Subtenant shall maintain throughout the term of this Sublease (i) commercial general public liability insurance in respect of the Office Space and all appurtenant areas and the conduct and operation of business therein, and the acts and omissions of Subtenant, its agents, employees and contractors, with Sublessor and the Landlord under the Prime Lease as additional insureds, as primary coverage over any insurance carried by Sublessor or the Landlord under the Prime Lease, with limits of not less than $1,000,000 per occurrence and $2,000,000 general aggregate limit for personal or bodily injury, death and property damage, endorsed to provide coverage for fire legal liability and contractual liability for Subtenant's indemnity obligations under this Sublease, and water damage and sprinkler leakage legal liability; (ii) all-risk property insurance with endorsements for vandalism and malicious mischief, water damage and sprinkler leakage, for the full replacement value of Subtenant's inventory, equipment, trade fixtures and other personal property located in the Office Space; and (iii) such other insurance, in such amounts and against such risks as Sublessor specifies in writing. Subtenant shall deliver to Sublessor a fully paid-for policy or certificate prior to the Commencement Date. Subtenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Subtenant shall deliver to Sublessor such renewal policy or certificate at least thirty (30) days before the expiration of any existing policy. All such policies shall be issued by companies rated not lower than "B+ Class X" by A.M. Best Co. licensed to do business in the state in which the Office Space is located, and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Sublessor is given at least thirty (30) days' prior written notice by certified or registered mail of such cancellation or modification.

         (b) Sublessor's Insurance. Sublessor provides no property insurance for any of Subtenant property in the Office Space and provides no liability insurance for any of Subtenant's activities in the Office Space. Sublessor provides no worker's compensation insurance for Subtenant's employees. Except with respect to injury or damage resulting directly and exclusively from the negligence or willful misconduct of Sublessor's employees, agents or invitees, Sublessor shall not be liable or responsible for injury or damage resulting to Subtenant's property, employees, agents or invitees from injury or damage resulting from the acts or omissions of Sublessor's employees, agents or invitees.

         (c) Waiver of Subrogation Rights. Subtenant hereby releases and waives its rights of recovery against the Landlord under the Prime Lease to the extent that Sublessor waived its rights of recovery against the Landlord under the Prime Lease. Neither Sublessor nor Subtenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss of or damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws, even though such loss or damage might have been caused by the negligence of such party, its agents or employees, if any such loss or damage is covered by (or was required under this Sublease to be covered by) insurance benefitting the party suffering such loss or damage, to the extent of the proceeds of such insurance (or the amount of coverage required under this Sublease if such insurance was not obtained or maintained). Subtenant will cause its insurance carriers to include waiver of subrogation clauses or endorsements in favor of the Landlord under the Prime Lease and Sublessor.

    23.  FINANCIAL STATEMENTS AND ESTOPPEL CERTIFICATES.
Subtenant shall, within 10 days after each and every request by Sublessor, execute, acknowledge and deliver to Sublessor either or both of the following: (a) an annual financial statement, and (b) a statement in writing (i) certifying that this Sublease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified, and stating the modifications), and (ii) concerning any other matter that Sublessor may reasonably request. Any such statement delivered pursuant to this Section may be relied upon by any prospective assignee or transferee of the leasehold estate under the Prime Lease.

    24. ALTERATIONS. Subtenant shall not make or cause, suffer or permit the making of any alteration, addition, change, replacement, or installation, whether structural or nonstructural ("Alterations"), in or to the Office Space without obtaining the prior written consent of Sublessor in each instance, which consent may be withheld, delayed or conditioned in the exercise of Sublessor's sole discretion. In the event that Sublessor consents to any Alterations, Sublessor's approval of any plans, specifica-

tions or working drawings for Alterations shall create no responsibility on the part of Sublessor for their completeness, design sufficiency, or compliance with any laws, rules or regu-

lations of any government agency or authority. In the event that any lien is filed against the Office Space, the Suite, or the Building in connection with labor or materials furnished to Subtenant, Subtenant shall cause the same to be discharged within ten (10) days after such lien was filed, at the sole expense of Subtenant.

    25.  DEFAULTS.

         (a) Events of Default. Each of the following shall be deemed to be an "Event of Default" by Subtenant and a breach by Subtenant hereunder: (i) the assignment of this Sublease or the subletting of the Office Space, whether by operation of the law or otherwise, (ii) the Office Space being abandoned or becoming vacant or deserted during the Term and remaining so for ten (10) days after Sublessor shall have given to Subtenant a notice specifying the nature of such default, (iii) Subtenant's failure to take possession of the Office Space within ten (10) days after tender of possession, (iv) the non-payment of any Rent or Additional Rent Charges or any part thereof when same is due, or failure to make any other payment herein provided for, and the continuance of such non-payment for five (5) days after Sublessor shall have given notice of nonpayment to Subtenant, or (v) the default in the performance of any other obligation of Subtenant under this Sublease, and the continuance of such default for ten (10) days after Sublessor shall have given to Subtenant a notice specifying the nature of such default, but if said default shall be of such nature that it cannot reasonably be cured or remedied within said ten (10) day period, same shall not be deemed an Event of Default if Subtenant shall have commenced in good faith the curing or remedying of such default within such ten (10) day period and shall thereafter continuously and diligently proceed therewith to completion.

         (b) Remedies of Sublessor. In the event of Subtenant's default or the occurrence or existence of an Event of Default, Subtenant shall pay to Sublessor, on demand, such expenses as Sublessor may incur, including, without limitation, attorneys' fees, court costs, disbursements, and any and all other costs incurred by Sublessor in enforcing the performance of any obligation of Subtenant under this Sublease. If an Event of Default shall occur, Sublessor shall have the following rights and remedies, in addition to all rights and remedies available under law or equity: (i) Sublessor may declare this Sublease terminated upon written notice to Subtenant; and/or (ii) Sublessor or its agents, servants, representatives, successors or assigns may, immediately or at any time thereafter, re-enter and resume possession of the Office Space and remove all persons and property therefrom, either by summary dispossess proceedings or by a suitable action or proceeding at law, or by force or otherwise, without being liable for any damages therefor, and no such re-entry shall be deemed an acceptance or surrender of this Sublease; and/or
(iii) Sublessor may, but shall have no obligation to, in its own name, but as agent for Subtenant if this Sublease is not terminated, relet the whole or any portion of the Office Space for any period equal to or greater or less than the period which would have constituted the balance of the Term, for any sum which Sublessor may deem reasonable, to any tenant(s) which Sublessor may deem appropriate, and Sublessor may grant concessions, including free rent. In the event of any breach or threatened breach by Subtenant of any of the covenants or provisions of this Sublease, Sublessor shall have the right of injunction and the right to invoke any remedy allowed at law or in equity; mention in this Sublease of any particular remedy shall not preclude Sublessor from any other remedy at law or in equity.

         (c) Damages. Sublessor shall in no event be liable in any way whatsoever for its failure or refusal to relet the Office Space or any part thereof, or in the event that the Office Space is relet for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Subtenant's liability for damages or otherwise under this Sublease. In addition, whether the Office Space shall be relet or not, Sublessor shall be entitled to recover from Subtenant, and Subtenant shall pay to Sublessor, the amounts equal to all of the expenses incurred by Sublessor in connection with recovering possession of the Office Space, any reletting(s), brokerage in connection with any reletting(s), court costs, costs for making alterations, and repairs in and to the Office Space and otherwise preparing the same for reletting(s), which amounts shall be due and payable by Subtenant to Sublessor on demand after any such expenses are incurred by Sublessor. Subtenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of this Sublease being terminated and/or Sublessor obtaining possession of the Office Space pursuant to the provisions of this Section.
Sublessor shall also be entitled to recover from Subtenant for each month of the balance of the Term or the period which would otherwise have constituted the balance of the Term, the amount, if any, by which the sum of each monthly installment of the Rent which would have been payable had there been no Event of Default, plus the amount of the Additional Rent Charges which would have been payable had there been no Event of Default, exceeds the net amount, if any, of the rents collected on account of the reletting(s) of the Office Space for the month in question, which amounts shall be due and payable by Subtenant to Sublessor at Sublessor's option, either (1) in monthly installments on the last day of each month, and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Sublessor to collect the deficiency for any subsequent month by way of a similar proceeding, or (2) in a lump sum in advance discounted to present value at a discount rate of 4% per year. Sublessor, at Sublessor's option, may make such alterations and repairs in and to the Office Space as Sublessor in its sole judgment considers advisable and necessary for the purpose of reletting the Office Space, and the making of such alterations, and repairs shall not operate or be construed to release Subtenant from liability hereunder as aforesaid.

         (d) Late Charges. If payment of any Rent or Additional Rent Charges shall not have been paid by the fifth (5th) day after the date on which such amount was due and payable, Subtenant shall pay, as a late charge, an amount equal to five percent (5%) of the overdue payment, as reimbursement of Sublessor's expenses incurred as a result of Subtenant's failure to make prompt payment.

         (e) Default by Sublessor. Sublessor shall only be deemed to be in default hereunder in the event Sublessor shall violate or fail to perform any covenant or agreement hereunder which is not observed or performed by Sublessor within thirty (30) days after the receipt by Sublessor of written notice from Subtenant specifically identifying such violation or failure. Sublessor shall not be considered in default so long as Sublessor commences to cure the violation within said thirty (30) day period and diligently pursues the completion of such cure.

    26. BROKERAGE. Subtenant represents to Sublessor that, no broker or other person had any part, or was instrumental in any way, in bringing about this Sublease, and Subtenant shall pay, and shall indemnify, defend and hold harmless, Sublessor from and against, any claims made by any other broker or other person for a brokerage commission, finder's fee, or similar compensation, by reason of or in connection with this Sublease, and any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys' fees) in connection with such claims if such broker or other person claims to have had dealings with Subtenant.

    27. SECURITY. Subtenant shall deposit with Sublessor the sum of One Thousand and no/100 Dollars ($1,000.00) as security (the "Security") for the performance and observance by Subtenant of the obligations on the part of Subtenant to be performed. The Subtenant shall pay the Security over a 4-month period of time commencing on August 1, 1997 in increments of $250.00. Said sum shall not bear interest. Sublessor shall have the right, without notice to Subtenant, and regardless of the exercise of any other remedy Sublessor may have by reason of a default, to apply any part of said deposit to cure any default of Subtenant, and, if Sublessor does so, Subtenant shall upon demand deposit with Sublessor the amount applied so that Sublessor shall have the full amount of the security at all times during the term of this Sublease. If Subtenant shall fail to make such deposit, Sublessor shall have the same remedies for such failure as Sublessor has for a default in the payment of Rent.

    28. END OF TERM. At the expiration or sooner termination of the Term of this Sublease, Subtenant shall quit and surrender to Sublessor the Office Space, broom clean and in good condition, ordinary wear and tear excepted. At such expiration or sooner termination, Subtenant shall remove from the Office Space all property of Subtenant and, at the option of Sublessor, shall remove all alterations and other improvements made by Subtenant to the Office Space, and Subtenant shall repair all damages to the Office Space caused by any and all such removal and restore the Office Space to the condition in which they were prior to the installation of the items so removed. Any property of Subtenant not so removed may be deemed to be abandoned, or Sublessor may remove the same and restore any damage, at Subtenant's expense.

    29. SUBLESSOR'S ACCESS TO OFFICE SPACE. Sublessor shall have the right to enter upon and in the Office Space at all reasonable times to examine the same and to make such repairs, replacements, alterations, improvements and additions in the Office Space and in the Prime Lease Office Space as Sublessor may deem necessary or desirable, and to take all materials into and upon the Office Space that may be required therefor, without the same constituting an eviction of Subtenant, and without any abatement of Rent or Additional Rent Charges. Sublessor shall also have the right to enter upon the Office Space at reasonable times to show the Office Space to prospective Sublessors or Subtenants.

    30. HOLDOVER. In the event Subtenant remains in possession of the Office Space after the expiration of the Term or the termination of this Sublease, Subtenant shall be deemed to be occupying the Office Space as a tenant from month to month at the sufferance of Sublessor subject to all of the provisions of this Sublease, except that the Rent shall be at a monthly rate equal to twice the monthly rate in effect during the last month of the Term and Subtenant shall be responsible for any and all other damages which Sublessor may sustain by reason of such action by Subtenant.

    31. OWNERSHIP OF IMPROVEMENTS. All installations, alterations, additions, betterments and improvements upon the Office Space, made by any party, (collectively, the "Installations") shall become the property of Sublessor and, except as otherwise expressly provided in this Sublease, shall remain upon and be surrendered with the Office Space as a part thereof at the expiration or sooner termination of the Term, unless Sublessor shall give written notice to Subtenant requiring that any or all of the Installations shall be removed by Subtenant and all damage caused thereby shall be restored at Subtenant's expense.

    32. MISCELLANEOUS COVENANTS. Subtenant shall not commit or suffer to be committed any waste upon the Office Space or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant or occupant of the Shopping Center.

    33. NO WAIVER. The failure of Sublessor to insist in any one or more cases upon the strict performance or observance of any obligation of Subtenant hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of Subtenant or any right or option of Sublessor. Sublessor's receipt and acceptance of Rent or Additional Rent Charges, or Sublessor's acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant's breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by Sublessor of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by Sublessor.

    34. COMPLETE AGREEMENT. There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Sublease which are not fully expressed in this Sublease. This Sublease cannot be changed or terminated orally or in any manner other than by a written agreement executed by both parties.

    35. SUCCESSORS AND ASSIGNS. The provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and permitted assigns. In the event of any assignment or transfer of the leasehold estate under the Prime Lease, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all obligations under this Sublease.

    36. INTERPRETATION. This Sublease shall be governed by and construed in accordance with the laws of the State of Maryland. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, under-

taking or making same, not dependent on any other provisions of this Sublease unless otherwise expressly provided.

    IN WITNESS WHEREOF, Sublessor and Subtenant have hereunto executed this Sublease as of the day and year first above written.

                   Sublessor:

                   SYCOM SERVICES, INC.



                   By:  /S/ C.W. GILLULY
                        C. W. Gilluly, Chief Executive Officer


                   SUBTENANT:

                   PERFORMANCE ENGINEERING INTERNATIONAL CORP.



                   By:  /S/ ANTHONY VIDAL
                        Anthony Vidal, President

                            EXHIBIT A
                            FLOOR PLAN

                            EXHIBIT D

                       MARKETING AGREEMENT

     THIS MARKETING AGREEMENT (the "Agreement"), is effective as of June 30, 1997 (the "Effective Date"), between SyCom Services, Inc., a Delaware corporation ("Seller"), Performance Engineering International Corp., a Maryland corporation ("Buyer"), and Hadron, Inc., a New York corporation ("Hadron").

                             RECITALS

    In connection with the Asset Purchase Agreement dated as of June 30, 1997 between Seller and Buyer ("Asset Purchase Agreement"), which is incorporated into this Marketing Agreement for all purposes, Seller and Hadron hereby agree to allow Buyer the limited rights to identify Seller and Hadron as investors in the Buyer based upon the terms and conditions set forth below.

                   LIMITED MARKETING PRIVILEGES

A. Marketing Privileges: For a period of two (2) years after the Effective Date (the "Term"), and only in the limited manner set forth below, the Buyer may exercise the following nonexclusive privileges ("Marketing Privileges"):

    (1) Except if the Buyer's marketing, selling or bidding efforts relate to the provision of consulting services either in the government or the commercial software market segments, Buyer may state in its marketing materials, and verbally state during sales meetings, that Seller holds a 10% equity interest or is an investor in Buyer and that Seller is a wholly-owned subsidiary of
         Hadron ("Marketing Statement").   In the event that the
         Buyer's marketing, selling or bidding efforts relate to the provision of consulting services either in the government or the commercial market segments, Buyer must receive Seller's prior written consent to make or use the Marketing Statement.

    (2) Buyer may use the Hadron.com web server and address to receive Internet mail. Hadron will host "PEI" and "HeaTreaT" home pages and will include information regarding the Buyer and the Software Products as reasonably requested by, and provided by, Buyer.

B. Limitation. During the term of this Agreement, other than the foregoing Marketing Privileges, Buyer may not state, indicate or infer in any manner that Seller or Hadron, Inc. is connected with, affiliated with, related to or responsible for Seller or the Software Products. Buyer may not in any manner bind Seller to any contract, warranty or other agreement.


C. Expiration of Term. Upon the expiration of the Term of this Agreement, Buyer's Marketing Privileges shall expire and for purposes of marketing or selling the Software Products, Buyer shall not state, indicate or infer in any manner that Seller or Hadron, Inc. is connected to, affiliated with, related to or responsible for Seller or the Software Products without the prior written consent of the Seller. Further, Seller shall have not continuing obligation to provide Buyer access to its server or to host any information on its home page.

                         INDEMNIFICATION

A.  Indemnification by Buyer.     Buyer will indemnify and hold
    Seller, Hadron and Seller's and Hadron's shareholders, directors, officers, employees and agents, and the respective heirs, administrators, successors and assigns of each of the foregoing, harmless from any damage, loss, liability, judgment, fine, penalty, assessment, settlement, cost or expense including, without limitation, reasonable expenses of investigation, reasonable attorneys' fees and other reasonable legal costs and expenses incident to any of the foregoing or to the enforcement of this Marketing Agreement, whether or not suit is brought or, if brought, whether or not such suit is successful in whole or in part arising out of or relating to:

    (1) the breach of any agreement or promise of Buyer contained in this Marketing Agreement

    (2) the failure of Buyer to perform any obligation specifically assumed by it pursuant to the terms of this Marketing Agreement;

    (3) any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings that relate to this Marketing Agreement in which the principal event giving rise thereto occurred subsequent to the date hereof or which result from or arise out of any action or inaction by Buyer or any director, officer, employee or agent of Buyer; and

    (4) suits relating to products sold, licensed and/or advertised by Buyer.


                          MISCELLANEOUS

A. Capitalized terms not defined within this Marketing Agreement shall have the meaning attributed to them in the Asset
    Purchase Agreement.

B. This Marketing Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Marketing Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties.

C. This Marketing Agreement may be amended at any time prior provided that any such amendment is approved in writing by each of the parties hereto.

D. This Marketing Agreement and the Asset Purchase Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties. There are no restrictions, agreements, promises, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein or in the Asset Purchase Agreement.

E. This Marketing Agreement shall be governed in all respects by the laws of Maryland without regard to its laws or regulations relating to conflicts of laws.

F.  Except as may be expressly provided herein, this Marketing
    Agreement is not intended to and shall not confer upon any other Person, other than the parties hereto, any rights or remedies with respect to the subject matter hereof.

G. If any one or more of the provisions of this Marketing Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Marketing Agreement shall not be affected thereby. To the extent permitted by applicable law, each party waives any provision of law which renders any provision of this Marketing Agreement invalid, illegal or unenforceable.

    IN WITNESS WHEREOF, the parties hereto have caused this Marketing Agreement to be executed by their duly authorized officers.


                   Seller:
                   SYCOM SERVICES, INC., a Delaware Corporation



                   By:/S/ C.W. GILLULY
                        C.W. Gilluly
                        Chief Executive Officer

                   Hadron:
                   HADRON, INC., a New York Corporation



                   By:/S/ GEORGE E. FOWLER
                        George E. Fowler
                        President



                   Buyer:
                   PERFORMANCE ENGINEERING INTERNATIONAL CORP., a
                   Maryland Corporation



                   By: /S/ ANTHONY VIDAL
                        Anthony Vidal, President

                         SCHEDULE 2.1(d)
                 EQUIPMENT AND TELEPHONE NUMBERS

The following telephone
numbers:

(410) 379 1960, 61, 62, 63, 66
(888) ISO HEAT

The following Equipment:

Five Toshiba Laptop computers
Laserjet 111
Digital PC and Monitor
Digital Server
Leung computer 486
Leung computer 486
Leung computer 486
AST computer 466 Bravo
Envisions scanner
HP personal scanner
Projector
Tape Drive
NEC 20" Monitor
Mitsubishi diamond scan 20"
Monitor
NEC 20" Monitor
Hitachi 20" Monitor
Mag 17" Monitor
Mag 17" Monitor
Asante Port and Hub
Sniffer network tool (Network
Gen.)
Optimal software Performance

The following Software:

Powersoft Software
Netviz
Novell Netware 3.12
Windows NT 4.1 server and
upgrade
Netscape communications
Server Software
SQA Suite
Quark Xpress
Act
Master Maps
IQ Software
Sybase SQL Server
Crystal Reports
Doc to Help
S Designer Professional
Powerbuilder CBT
Gupta SQL Base
Gupta SQL Windows
Label Works
MS Project
Powerimage
PB Image
Windows 95 10X
MsOffice 97
Time Lock
PowerDoc
Opts Evaluation SW

                         SCHEDULE 2.1(f)
                            CONTRACTS

    Contracts with the following entities are transferred:

    1.   Metcor, Inc. of Montreal, Canada

    2.   Texas Heat Treating of Round Rock, Texas

                          SCHEDULE 5.13
                               PLAN
    Buyer agrees to use best efforts to ensure the success of
the Software and to ensure the overall success of Buyer's
business.   In particular, Buyer has agreed to the following
specifics:

Labor:
    Buyer will, at all times, devote the full time efforts (defined as no less than 30 hours per week averaged over a one
year period of time) of its controlling shareholders   Marvin
Ingram and Anthony Vidal   to the development, marketing, and
servicing of the Software Products. Buyer expects to devote the full time efforts of both shareholders to this endeavor for the foreseeable future.

    In addition, Buyer will employ and utilize other technical and sales individuals for the purposes of developing, marketing, and servicing of the Software Products, as deemed appropriate and necessary by Buyer.

Selling Strategy:

    Buyer will maintain a software selling program that includes cold calling of prospective customers and promptly following up
with customers who indicate an interest in the software.    Upon
request of potential customers, Buyer will provide a mailed demonstration, or will make available via the Internet a demonstration package. Buyer will continue to make on-sight presentations to customers when deemed appropriate by Buyer. At the present time, Buyer expects to provide 30 day licenses of the Software Products for customer evaluation and will provide support to those customers during the evaluation period.

    Customer referrals will be sought from existing customers and through attendance at industry trade shows. A sales team will be maintained to support the generation of new leads, respond to customer requests and make on-sight presentations.

Advertising and Promotion:

    Buyer will seek to make the software a recognizable product within the Metal Heat Treating community. A world wide web home page will be maintained on the Internet, mailings will be sent out and press releases issued. Relationships will be sought with key customers such as Tri-City Heat Treating.

    Buyer will investigate the possibility of entering into co-marketing agreements with industry trade organizations. Buyer will also investigate potential marketing and sales opportunities through associations with industry corporations whose products enhance or supplement Buyer's. These associations are at the discretion of Buyer whose sole intent is to further the recognition of the Software Products as the leading product in the industry of its kind.

                          SCHEDULE 5.14
                  ADDITIONAL EQUITY CONTRIBUTION

              Payment Date             Amount
              7/1/97                   $20,000.00
              8/1/97                   $20,000.00
              9/1/97                   $20,000.00
              10/1/97                  $20,000.00
              11/1/97                  $20,000.00
              12/1/97                  $20,000.00

                           SCHEDULE 6.1
                      TRANSFERRED EMPLOYEES

                          Anthony Vidal
                          Marvin Ingram
                          Elizabeth Leek
                           Rick Unland